WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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  STATEMENT OF ADDITIONAL INFORMATION
   The date of this Statement of Additional Information is May 1, 2001.

         T. ROWE PRICE SPECTRUM FUND, INC. ("Spectrum Fund")
              Spectrum Growth Fund ("Growth Fund")
              Spectrum Income Fund ("Income Fund")
              Spectrum International Fund ("International Fund")
 -------------------------------------------------------------------------------

   Mailing Address: T. Rowe Price Investment Services, Inc. 100 East Pratt
   Street Baltimore, Maryland 21202 1-800-638-5660

   This Statement of Additional Information is not a prospectus but should be read in conjunction with the appropriate fund prospectus dated May 1, 2001, which may be obtained from T. Rowe Price Investment Services, Inc.
   ("Investment Services").

   Each fund's financial statements for the year ended December 31, 2000, and the report of independent accountants are included in each fund's Annual
   Report and incorporated by reference into this Statement of Additional
   Information.

   If you would like a prospectus or an annual or semiannual shareholder report for a fund of which you are not a shareholder, please call 1-800-638-5660. A prospectus with more complete information, including management fees and expenses, will be sent to you. Please read it carefully.

                                                                  C08-043 5/1/01




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                              TABLE OF CONTENTS
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Capital Stock                  34       Investment Restrictions            21

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Code of Ethics                 30       Legal Counsel                      35

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Custodian                               Management of
                               29       the                                23
                                        Funds
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Distributor for the Funds      28       Net Asset Value Per Share           3
                                                                            0
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Dividends and Distributions    31       Pricing of Securities               3
                                                                            0
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Federal Registration of        35       Principal Holders of Securities    25
Shares
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Independent Accountants         3       Services                           29
                                5       by Outside Parties
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Investment Management          25       Special Considerations             20
Services
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Investment Objectives and       2       Tax Status                          3
Policies                                                                    1
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Investment Performance          3       Yield Information                  32
                                2
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 INVESTMENT OBJECTIVES AND POLICIES
 -------------------------------------------------------------------------------
   The following information supplements the discussion of each fund's investment objectives and policies discussed in each fund's prospectus.


   Shareholder approval is required to substantively change fund objectives.
   Unless otherwise specified, the investment programs and restrictions of the funds are not fundamental policies. Each fund's operating policies are subject to change by each Board of Directors without shareholder approval.
   However, shareholders will be notified of a material change in an operating policy. Each fund's fundamental policies may not be changed without the approval of at least a majority of the outstanding shares of the fund or, if it is less, 67% of the shares represented at a meeting of shareholders at which the holders of 50% or more of the shares are represented. References to the following are as indicated:


                  Investment Company Act of 1940 ("1940 Act")
                  Securities and Exchange Commission ("SEC")
                  T. Rowe Price Associates, Inc. ("T. Rowe Price")
                  Moody's Investors Service, Inc. ("Moody's")
                  Standard & Poor's Corporation ("S&P")
                  Internal Revenue Code of 1986 ("Code")

                  T. Rowe Price International, Inc. ("T. Rowe Price
   International")

   Throughout this Statement of Additional Information, "the fund" is intended to refer to each fund listed on the cover page, unless otherwise indicated.


                                Spectrum Fund


   The proliferation of mutual funds has left many investors in search of a means of diversifying among a number of mutual funds while obtaining professional management in determining which funds to select, how much of their assets to commit to each fund, and when to make the selections. In response to this need, the Spectrum Fund has been created as a means of providing a simple and effective means of structuring a comprehensive mutual fund investment program. By selecting the Spectrum Growth Fund, Spectrum
   Income Fund or Spectrum International Fund, or a combination of any of these, investors may choose the investment objective appropriate for their long-term investment goals. The Spectrum Funds will attempt to achieve these goals by diversification in a selected group of other T. Rowe Price Funds. Although the Spectrum Funds are not asset


                                       2



   allocation or market timing funds, each, over time, will adjust the amount of its assets invested in the various other T. Rowe Price Funds as economic, market and financial conditions warrant.

   Described below are the underlying T. Rowe Price Funds in which the Spectrum
   Funds can invest.


                                  Income Funds

   T. Rowe Price Short-Term Bond Fund, Inc.

   What is the fund's objective?

   The fund seeks a high level of income consistent with minimal fluctuation in principal value and liquidity.

   What is the fund's principal investment strategy?

   We invest in a diversified portfolio of short- and intermediate-term investment-grade corporate, government, and mortgage-backed securities. We may also invest in bank obligations, collateralized mortgage obligations, foreign securities, and hybrids. Normally, at least 65% of total assets will be invested in short-term bonds. The fund's average effective maturity will not exceed three years, and no security's effective maturity will exceed seven years when purchased. (An issue's effective maturity is based on its nearest call date rather than its maturity date.) We will purchase only securities that are rated within the four highest credit categories (AAA, AA, A, BBB) by at least one national rating agency or, if unrated, that have a T.
   Rowe Price equivalent rating.

   Within this broad structure, investment decisions reflect the manager's outlook for interest rates and the economy as well as the prices and yields of the various securities. For example, if rates are expected to fall, the manager may seek longer-term securities (within the fund's program) that would provide higher yields and appreciation potential.

   We may also invest in other securities, including futures and options, in keeping with the fund's objective.

   The fund may sell holdings for a variety of reasons, such as to adjust the portfolio's average maturity or quality, or to shift assets into higher-yielding securities.

   What are the main risks of investing in the fund?

   Unlike money market funds, which are managed to maintain a stable share price, the fund's price can decline. The share price, yield, and overall return will be affected by the following:


  . Interest rate risk  Investors should be concerned primarily with this risk.
   An increase in interest rates could cause the fund's share price to fall, resulting in a loss of principal. That's because the bonds and notes in the fund's portfolio become less attractive to other investors when securities with higher yields become available. Even GNMAs and other securities whose principal and interest payments are guaranteed can decline in price if rates rise. The longer a bond's maturity, the greater its potential for price declines if rates rise, and for price gains if rates fall.

  . Credit risk This is the chance that any of the fund's holdings will have its credit rating downgraded or will default (fail to make scheduled interest or principal payments), potentially reducing the fund's income level and share price. While the fund's overall credit quality is investment grade, BBB securities may be more susceptible to adverse economic conditions and some may have speculative characteristics.

  . Prepayment risk and extension risk Because the fund can invest extensively in mortgage-backed securities it has special risks related to changing interest rates. A mortgage-backed bond, unlike most other bonds, can be hurt when interest rates fall, because homeowners tend to refinance and prepay principal. The loss of high-yielding, underlying mortgages and the reinvestment of proceeds at lower interest rates can reduce the bond's potential price gain in response to falling interest rates, reduce the bond's yield, or even cause the bond's price to fall below what an investor paid for it, resulting in a capital loss. Any of these developments could cause a decrease in the fund's income, share price, or total return.


   Extension risk refers to a rise in interest rates that causes a fund's average maturity to lengthen unexpectedly due to a drop in mortgage prepayments. This would increase the fund's sensitivity to rising rates and its potential for price declines.


                                       3



  . Foreign investing risk To the extent the fund holds foreign bonds, it will be subject to special risks whether the bonds are denominated in U.S. dollars or foreign currencies. These risks include potentially adverse political and economic developments overseas, greater volatility, lower liquidity, and the possibility that foreign currencies will decline against the dollar, lowering the value of securities denominated in those currencies and possibly the fund's share price. Currency risk can affect the fund to the extent that it holds nondollar foreign bonds.

   In addition, derivative securities held by the fund can be unusually volatile, and a small position could cause a significant loss.

   As with any mutual fund, there can be no guarantee the fund will achieve its objective.

   T. Rowe Price GNMA Fund

   What is the fund's objective?

   The fund seeks high current income consistent with maximum credit protection and moderate price fluctuation by investing exclusively in securities backed by the full faith and credit of the U.S. government and instruments linked to these securities.

   What is the fund's principal investment strategy?

   We will invest primarily in mortgage-backed securities issued by the Government National Mortgage Association (GNMA), an agency of the Department of Housing and Urban Development. These securities represent "pools" of mortgage loans that are either guaranteed by the Federal Housing
   Administration or the Veterans Administration. Mortgage lenders pool individual home mortgages to back a certificate or bond, which is then sold to investors. Interest and principal payments from the underlying mortgages are passed through to investors.

   GNMA guarantees the timely payment of interest and principal on its securities, a guarantee backed by the U.S. Treasury. The GNMA guarantee does not apply to the price of GNMA securities or the fund's share price, both of which will fluctuate with market conditions.

   We can also buy bills, notes, and bonds issued by the U.S. Treasury, and other instruments, including: related futures contracts; other agency securities backed by the full faith and credit of the U.S. government; shares of a T. Rowe Price Treasury money fund; and GNMA-related securities such as collateralized mortgage obligations (CMOs) and "strips," which receive only the interest or principal portion of the underlying mortgage payments. We may also purchase new mortgage bonds in the forward market. The fund has no limitation on its overall maturity.

   In selecting securities, fund managers may weigh the characteristics of various types of mortgage securities and examine yield relationships in the context of their outlook for interest rates and the economy. For example, if rates seem likely to fall, mortgage securities expected to have below-average prepayment rates may be purchased and assets may also be allocated to Treasury notes or bonds, which could appreciate in that environment.

   The fund may sell holdings for a variety of reasons, such as to adjust the portfolio's average maturity or quality, or to shift assets into higher-yielding securities.

   What are the main risks of investing in the fund?


  . Interest rate risk  Investors should be concerned primarily with this risk.
   An increase in interest rates could cause the fund's share price to fall, resulting in a loss of principal. That's because the bonds and notes in the fund's portfolio become less attractive to other investors when securities with higher yields become available. Even GNMAs and other securities whose principal and interest payments are guaranteed can decline in price if rates rise. The longer a bond's maturity, the greater its potential for price declines if rates rise and for price gains if rates fall.


   Historically, GNMAs and other mortgage-backed securities have declined less in price than comparable Treasuries when rates were rising, and have gained less in price when rates were falling. This is because


                                       4



   mortgage securities carry their own special risks related to changing interest rates: prepayment risk and extension risk.


  . Prepayment risk and extension risk Because the fund can invest extensively in mortgage backed securities, it has special risks related to changing interest rates. A mortgage-backed bond, unlike most other bonds, can be hurt when interest rates fall, because homeowners tend to refinance and prepay principal. The loss of high-yielding, underlying mortgages and the reinvestment of proceeds at lower interest rates can reduce the bond's potential price gain in response to falling interest rates, reduce the bond's yield, or even cause the bond's price to fall below what an investor paid for it, resulting in a capital loss. Any of these developments could cause a decrease in the fund's income, share price, or total return.


   Extension risk refers to a rise in interest rates that causes a fund's average maturity to lengthen unexpectedly due to a drop in mortgage prepayments. This would increase the fund's sensitivity to rising rates and its potential for price declines.


  . Derivatives risk This is the potential that our investments in these complex and volatile instruments could affect the fund's share price. In addition to CMOs and better-known instruments such as futures, other derivatives that may be used in limited fashion by the fund include interest-only (IO) and principal-only (PO) securities known as "strips." The value of these instruments is derived from an underlying pool of mortgage-backed securities or a CMO. All these instruments can be highly volatile, and their value can fall dramatically in response to rapid or unexpected changes in the mortgage or interest rate environment.


   To the extent the fund invests in the forward market, it may increase its price sensitivity in relation to interest rate movements.

   Since GNMAs and the fund's other investments are backed by the full faith and credit of the U.S. government, credit risk, or the potential for losses in principal and income as a result of credit downgrades or defaults, should be negligible.

   As with any mutual fund, there can be no guarantee the fund will achieve its objective.

   T. Rowe Price New Income Fund, Inc.

   What is the fund's objective?

   The fund seeks the highest level of income consistent with the preservation of capital over time by investing primarily in marketable debt securities.

   What is the fund's principal investment strategy?

   We will invest at least 80% of the fund's total assets in income-producing securities, which may include U.S. government and agency obligations, mortgage- and asset-backed securities, corporate bonds, foreign securities, collateralized mortgage obligations (CMOs), and others, including, on occasion, equities.

   All securities purchased by the fund must be rated investment grade (AAA, AA, A, or BBB) by at least one major credit rating agency or, if unrated, must have a T. Rowe Price equivalent rating. Up to 15% of total assets may be invested in "split-rated securities," or those rated investment grade by at least one rating agency, but below investment grade by others. However, none of the fund's remaining assets can be invested in bonds rated below investment grade by Standard & Poor's, Moody's, or Fitch IBCA, Inc.

   We have considerable flexibility in seeking high yield for the fund. There are no maturity restrictions, so we can purchase longer-term bonds which tend to have higher yields than shorter-term issues. However, the portfolio's weighted average maturity is expected to be between four and 15 years. In addition, when there is a large yield difference between the various quality levels, we may move down the credit scale and purchase lower-rated bonds with higher yields. When the difference is small, we may concentrate investments in the higher-rated issues.

   We may also invest in other securities, including futures and options, in keeping with the fund's objective.


                                       5



   The fund may sell holdings for a variety of reasons, such as to adjust the portfolio's average maturity or quality, or to shift assets into higher-yielding securities.

   What are the main risks of investing in the fund?


  . Interest rate risk  Investors should be concerned primarily with this risk.
   An increase in interest rates could cause the fund's share price to fall, resulting in a loss of principal. That's because the bonds and notes in the fund's portfolio become less attractive to other investors when securities with higher yields become available. Even GNMAs and other securities whose principal and interest payments are guaranteed by the U.S. government can decline in price if rates rise. The longer a bond's maturity, the greater its potential for price declines if rates rise and for price gains if rates fall.
   Because the fund may invest in bonds of any maturity, it carries more interest rate risk than short-term bond funds.


  . Credit risk This is the chance that any of a fund's holdings will have its credit rating downgraded or will default (fail to make scheduled interest or principal payments), potentially reducing the fund's income level and share price. While the fund's overall credit quality is high, BBB securities are more susceptible to adverse economic conditions and some may have speculative characteristics.

  . Foreign investing risk To the extent the fund holds foreign bonds, it will be subject to special risks whether the bonds are denominated in U.S. dollars or foreign currencies. These risks include potentially adverse political and economic developments overseas, greater volatility, lower liquidity, and the possibility that foreign currencies will decline against the dollar, lowering the value of securities denominated in those currencies and possibly the fund's share price. Currency risk can affect the fund to the extent that it holds nondollar foreign bonds.


  . Prepayment risk and extension risk A mortgage-backed bond, unlike most other bonds, can be hurt when interest rates fall, because homeowners tend to refinance and prepay principal. The loss of high-yielding, underlying mortgages and the reinvestment of proceeds at lower interest rates can reduce the bond's potential price gain in response to falling interest rates, reduce the bond's yield, or even cause the bond's price to fall below what an investor paid for it, resulting in a capital loss. Any of these developments could cause a decrease in the fund's income, share price, or total return.


   Extension risk refers to a rise in interest rates that causes a fund's average maturity to lengthen unexpectedly due to a drop in mortgage prepayments. This would increase the fund's sensitivity to rising rates and its potential for price declines.


  . Derivatives risk This is the potential that our investments in these complex and volatile instruments could affect the fund's share price. In addition to CMOs and better-known instruments such as futures, other derivatives that may be used in limited fashion by the fund include interest-only (IO) and principal-only (PO) securities known as "strips." The value of these instruments is derived from an underlying pool of mortgage-backed securities or a CMO. All these instruments can be highly volatile, and their value can fall dramatically in response to rapid or unexpected changes in the mortgage or interest rate environment.


   As with any mutual fund, there can be no guarantee the fund will achieve its objective.

   U.S. Treasury Long-Term Fund


   What is the fund's objective?

   The fund seeks the highest level of income consistent with maximum credit protection.

   What is the fund's principal investment strategy?

   The fund invests at least 85% of its total assets in U.S. Treasury securities, which are backed by the full faith and credit of the federal government. The remainder is invested in other securities backed by the full faith and credit of the U.S. government. The portfolio's weighted average maturity is expected to vary between 15 and 20 years, but may range from 10 to 30 years.

   In addition to Treasury securities, the fund's other investments will either be (1) backed by the full faith and credit of the U.S. government (such as GNMA mortgage securities); (2) futures and repurchase agreements



                                       6




   collateralized by such investments; or (3) shares of a T. Rowe Price internal money market fund that invests exclusively in securities backed by the full faith and credit of the U.S. government.

   The fund may sell holdings for a variety of reasons, such as to adjust the portfolio's average maturity or quality, or to shift assets into higher-yielding securities.


   What are the main risks of investing in the fund?


   The fund should have minimal credit risk because it invests only in securities backed by the federal government and other investments involving such securities. The primary source of risk is the possibility of rising interest rates, which generally cause bond prices and the fund's share price to fall. The fund is subject price swings because the longer the maturity, the greater the price decline when rates rise and the greater the price increase when rates fall.


   As with any mutual fund, there can be no guarantee the fund will achieve its objective.

   T. Rowe Price High Yield Fund, Inc.

   What is the fund's objective?

   The fund seeks high current income and, secondarily, capital appreciation.

   What is the fund's principal investment strategy?

   We will normally invest at least 80% of total assets in a widely diversified portfolio of high-yield corporate bonds, often called "junk" bonds, income-producing convertible securities, and preferred stocks. High-yield bonds are rated below investment grade (BB and lower). They generally provide high income in an effort to compensate investors for their higher risk of default, which is the failure to make required interest or principal payments. High-yield bond issuers include small or relatively new companies lacking the history or capital to merit investment-grade status, former blue chip companies downgraded because of financial problems, companies electing to borrow heavily to finance or avoid a takeover or buyout, and firms with heavy debt loads.


   The fund's weighted average maturity generally is expected to be in the 8- to 12-year range. In selecting investments, we rely extensively on T. Rowe Price research analysts. When our outlook for the economy is positive, we may purchase lower-rated bonds in an effort to secure additional income and appreciation potential. When it is less positive, we may gravitate toward higher-rated junk bonds.


   We may also invest in other securities, including futures and options, in keeping with the fund's objective.

   The fund may sell holdings for a variety of reasons, such as to adjust the portfolio's average maturity or quality, or to shift assets into higher-yielding securities.

   What are the main risks of investing in the fund?


   This fund could have greater price declines than one that invests primarily in high-quality bonds. Like other bond funds, it is exposed to interest rate risk, but credit risk and other risks may often be more important.

  . Interest rate risk This means that the fund's price is likely to fall when interest rates rise. Longer maturity bonds typically decline more than those with shorter maturities.

  . Credit risk This is the potential for price losses caused by credit rating downgrades and defaults. Companies issuing high-yield bonds are not as strong financially as those with higher credit ratings, so the bonds are usually considered speculative investments. These companies are more vulnerable to financial setbacks and recession than more creditworthy companies, which may impair their ability to make interest and principal payments. Therefore, the credit risk for the fund's portfolio increases when the U.S. economy slows or enters a recession.

   The fund may be more vulnerable to interest rate risk if it is focusing on BB rated bonds, since better-quality junk bonds follow the investment-grade market to some extent. But if its focus is on bonds rated B and below, credit risk will probably predominate.



                                       7




  . Liquidity risk This is the chance that the fund may not be able to sell bonds at desired prices and that large purchases or sales of certain high-yield bond issues may cause substantial price swings.


  . Other risks The entire noninvestment-grade bond market can experience sudden and sharp price swings due to a variety of factors, including changes in economic forecasts, stock market activity, large sustained sales by major investors, a high-profile default, or a change in the market's psychology.
   This type of volatility is usually associated more with stocks than bonds, but junk bond investors should be prepared for it.

  . Foreign investing risk To the extent the fund holds foreign bonds, it will be subject to special risks whether the bonds are denominated in U.S. dollars or foreign currencies. These risks include potentially adverse political and economic developments overseas, greater volatility, lower liquidity, and the possibility that foreign currencies will decline against the dollar, lowering the value of securities denominated in those currencies and possibly the fund's share price. Currency risk can affect the fund to the extent that it holds nondollar foreign bonds.

   As with any mutual fund, there can be no guarantee the fund will achieve its objective.

   T. Rowe Price Summit Cash Reserves Fund

   What is the fund's objective?


   The fund seeks preservation of capital and liquidity and, consistent with these, the highest possible current income.


   What is the fund's principal investment strategy?


   The fund is a money market fund managed to provide a stable share price of $1.00 that invests in high-quality, U.S. dollar-denominated money market securities of U.S. and foreign issuers. The fund's average weighted maturity will not exceed 90 days, and its yield will fluctuate with changes in short-term interest rates. In selecting securities, fund managers may examine the relationships among yields on various types and maturities of money market securities in the context of their outlook for interest rates. For example, commercial paper often offers a yield advantage over Treasury bills.
   And if rates are expected to fall, longer maturities, which typically have higher yields than shorter maturities, may be purchased to try to preserve the fund's income level. Conversely, shorter maturities may be favored if rates are expected to rise.


   The fund may sell holdings for a variety of reasons, such as to adjust the portfolio's average maturity or quality, or to shift assets into higher-yielding securities.


   What are the main risks of investing in the fund?

   Since money market funds are managed to maintain a constant $1.00 share price, they should have little risk of principal loss. However, there is no assurance the fund will avoid principal losses if fund holdings default or are downgraded or interest rates rise sharply in an unusually short period.
   In addition, the fund's yield will vary; it is not fixed for a specific period like the yield on a bank certificate of deposit. This should be an advantage when interest rates are rising but not when rates are falling. An investment in the fund is not insured or guaranteed by the Federal Deposit
   Insurance Corporation (FDIC) or any other government agency. Although the fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the fund.

   As with any mutual fund, there can be no guarantee the fund will achieve its objective.



                                  Equity Funds

   T. Rowe Price Growth & Income Fund, Inc.

   What is the fund's objective?

   The fund seeks to provide long-term capital growth, a reasonable level of current income, and increasing future income through investments primarily in dividend-paying common stocks.

   What is the fund's principal investment strategy?


                                       8



   Our primary focus is on capital appreciation. We will use fundamental, bottom-up research and both growth and value approaches in identifying stocks we believe have good prospects for capital growth over time. Among the many characteristics we look for are seasoned management, leadership positions in growing industries, and strong financial fundamentals. In many instances, we analyze free cash flow because it can allow a company to increase dividends, repurchase shares, or make acquisitions. While investments may include midsize companies, large-capitalization companies are expected to predominate.

   In selecting growth stocks, we generally look for companies with above-average earnings growth and a lucrative niche in the economy that allows them to sustain earnings momentum even during times of slow economic growth. When applying a value analysis, we seek companies with good future prospects whose current stock prices seem undervalued relative to the general market, the industry average, or the company's historical valuation based on earnings, cash flow, book value, or dividends.


   While most assets will be invested in U.S. common stocks, other securities may also be purchased, including convertible securities, foreign stocks, futures, and options, in keeping with fund objectives.

   The fund may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.


   What are the main risks of investing in the fund?


   Since the fund can hold both growth and value stocks, its share price can be affected by the particular risks associated with each type of investment.
   Stocks with growth characteristics can have relatively wide price swings as a result of the high valuations they may carry. Because earnings expectations often drive their stock prices, earnings disappointments can result in sharp price declines. Stocks with value characteristics carry the risk that investors will not recognize their intrinsic value for a long time or that their low prices are actually appropriate. While the fund will seek dividend-paying stocks, the overall income level is not expected to play a meaningful role in cushioning its share price against market declines.
   Convertible securities have a lower yield than regular bonds of comparable quality and are subject to price declines associated with stocks, although generally to a lesser degree.

   As with all equity funds, this fund's share price can fall because of weakness in the broad market, a particular industry, or specific holdings.
   The market as a whole can decline for many reasons, including adverse political or economic developments here or abroad, changes in investor psychology, or heavy institutional selling. The prospects for an industry or company may deteriorate because of a variety of factors, including disappointing earnings or changes in the competitive environment. In addition, our assessment of companies held in the fund may prove incorrect, resulting in losses or poor performance even in a rising market. Finally, the fund's investment approach could fall out of favor with the investing public, resulting in lagging performance versus other types of stock funds.

   Foreign stock holdings are subject to the risk that some holdings may lose value because of declining foreign currencies or adverse political or economic events overseas. Investments in futures and options, if any, are subject to additional volatility and potential losses.

   As with any mutual fund, there can be no guarantee the fund will achieve its objective.


   T. Rowe Price New Era Fund, Inc.

   What is the fund's objective?

   The fund seeks to provide long-term capital growth primarily through the common stocks of companies that own or develop natural resources and other basic commodities, and also through the stocks of selected nonresource growth companies.

   What is the fund's principal investment strategy?


   We normally invest a minimum of two-thirds of fund assets in the common stocks of natural resource companies whose earnings and tangible assets could benefit from accelerating inflation. We also invest in other growth companies with strong potential for earnings growth that do not own or develop natural resources. The



                                       9




   relative percentages invested in resource and nonresource companies can vary depending on economic and monetary conditions and our outlook for inflation.
   The natural resource companies held by the fund typically own, develop, refine, service, or transport resources, including energy, metals, forest products, real estate, and other basic commodities. In selecting natural resource stocks, we look for companies whose products can be produced and marketed profitably when both labor costs and prices are rising. In the mining area, for example, we might look for a company with the ability to expand production and maintain superior exploration programs and production facilities.

   At least half of fund assets will be invested in U.S. securities, but up to 50% of total assets may be invested in foreign securities. We may also buy other types of securities, including futures and options, in keeping with the fund's objective.

   The fund may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.


   What are the main risks of investing in the fund?


   The fund is less diversified than most stock funds and could therefore experience sharp price declines when conditions are unfavorable to its sector. For instance, since the fund attempts to invest in companies that may benefit from accelerating inflation low inflation could lessen returns. The rate of earnings growth of natural resource companies may be irregular since these companies are strongly affected by natural forces, global economic cycles, and international politics. For example, stock prices of energy companies can fall sharply when oil prices fall. Real estate companies are influenced by interest rates and other factors.


   As with all equity funds, this fund's share price can fall because of weakness in the broad market, a particular industry, or specific holdings.
   The market as a whole can decline for many reasons, including adverse political or economic developments here or abroad, changes in investor psychology, or heavy institutional selling. The prospects for an industry or company may deteriorate because of a variety of factors, including disappointing earnings or changes in the competitive environment. In addition, our assessment of companies held in the fund may prove incorrect, resulting in losses or poor performance even in a rising market. Finally, the fund's investment approach could fall out of favor with the investing public, resulting in lagging performance versus other types of stock funds.


   The fund's investments in foreign securities, or even in U.S. companies with significant overseas investments, are also subject to the risk that some holdings may lose value because of declining foreign currencies or adverse political or economic events overseas. While currency risk may be somewhat reduced because many commodities markets are dollar based, the fund's exposure to foreign political and economic risk will be heightened by investments in companies with operations in emerging markets.


   Investments in futures and options, if any, are subject to additional volatility and potential losses.

   As with any mutual fund, there can be no guarantee the fund will achieve its objective.

   T. Rowe Price Growth Stock Fund, Inc.

   What is the fund's objective?

   The fund seeks to provide long-term capital growth and, secondarily, increasing dividend income through investments in the common stocks of well-established growth companies.

   What is the fund's principal investment strategy?

   We will invest at least 65% of total assets in the common stocks of a diversified group of growth companies. We mostly seek investments in companies that have the ability to pay increasing dividends through strong cash flow. We generally look for companies with an above-average rate of earnings growth and a lucrative niche in the economy that gives them the ability to sustain earnings momentum even during times of slow economic growth. As growth investors, we believe that when a company increases its earnings faster than both inflation and the overall economy, the market will eventually reward it with a higher stock price.


                                       10



   While most assets will be invested in U.S. common stocks, other securities may also be purchased, including foreign stocks, futures, and options, in keeping with fund objectives.


   The fund may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.


   What are the main risks of investing in the fund?


   Growth stocks can be volatile for several reasons. Since these companies usually invest a high portion of earnings in their businesses, they may lack the dividends of value stocks that can cushion stock prices in a falling market. Also, earnings disappointments often lead to sharply falling prices because investors buy growth stocks in anticipation of superior earnings growth.


   As with all equity funds, this fund's share price can fall because of weakness in the broad market, a particular industry, or specific holdings.
   The market as a whole can decline for many reasons, including adverse political or economic developments here or abroad, changes in investor psychology, or heavy institutional selling. The prospects for an industry or company may deteriorate because of a variety of factors, including disappointing earnings or changes in the competitive environment. In addition, our assessment of companies held in the fund may prove incorrect, resulting in losses or poor performance even in a rising market. Finally, the fund's investment approach could fall out of favor with the investing public, resulting in lagging performance versus other types of stock funds.


   Foreign stock holdings are subject to the risk that some holdings may lose value because of declining foreign currencies or adverse political or economic events overseas. Investments in futures and options, if any, are subject to additional volatility and potential losses.


   As with any mutual fund, there can be no guarantee the fund will achieve its objective.

   T. Rowe Price New Horizons Fund, Inc.

   What is the fund's objective?

   The fund seeks long-term capital growth by investing primarily in common stocks of small, rapidly growing companies.

   What is the fund's principal investment strategy?

   We will invest primarily in a diversified group of small, emerging growth companies, preferably early in the corporate life cycle before a company becomes widely recognized by the investment community. The fund may also invest in companies that offer the possibility of accelerating earnings growth because of rejuvenated management, new products, or structural changes in the economy. We will not necessarily sell a position in a company that has grown beyond the developing stage if the company still fits the fund's other investment criteria.

   When choosing stocks, T. Rowe Price analysts look for small growth companies that:

  . have effective management;

  . operate in fertile growth areas;

  . demonstrate effective research, product development, and marketing;

  . provide efficient service;

  . possess pricing flexibility; and

  . employ sound financial and accounting policies.

   While most assets will be invested in U.S. common stocks, other securities may also be purchased, including foreign stocks, futures, and options, in keeping with fund objectives.


   The fund may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.



                                       11



   What are the main risks of investing in the fund?


   Investing in small companies involves greater risk than is customarily associated with larger companies. Stocks of small companies are subject to more abrupt or erratic price movements than larger-company stocks. Small companies often have limited product lines, markets, or financial resources, and their managements may lack depth and experience. Such companies seldom pay significant dividends that could cushion returns in a falling market.


   Growth stocks can be volatile for several reasons. Since they usually reinvest a high proportion of earnings in their own businesses, they may lack dividends that can cushion declines in a falling market. Also, since investors buy these stocks because of their expected superior earnings growth, earnings disappointments often result in sharp price declines. In general, stocks with growth characteristics can have relatively wide price swings as a result of the high valuations they may have.

   As with all equity funds, this fund's share price can fall because of weakness in the broad market, a particular industry, or specific holdings.
   The market as a whole can decline for many reasons, including adverse political or economic developments here or abroad, changes in investor psychology, or heavy institutional selling. The prospects for an industry or company may deteriorate because of a variety of factors, including disappointing earnings or changes in the competitive environment. In addition, our assessment of companies held in the fund may prove incorrect, resulting in losses or poor performance even in a rising market. Finally, the fund's investment approach could fall out of favor with the investing public, resulting in lagging performance versus other types of stock funds.


   Foreign stock holdings are subject to the risk that some holdings may lose value because of declining foreign currencies or adverse political or economic events overseas. Investments in futures and options, if any, are subject to additional volatility and potential losses.


   As with any mutual fund, there can be no guarantee the fund will achieve its objective.

   T. Rowe Price Mid-Cap Value Fund, Inc.

   What is the fund's objective?

   The fund seeks to provide long-term capital appreciation by investing primarily in mid-size companies that appear to be undervalued.

   What is the fund's principal investment strategy?


   We will invest at least 65% of total assets in companies whose market capitalization (number of shares outstanding multiplied by share price) falls within the range of the companies in the S&P MidCap 400 Index. However, the fund will not automatically sell or cease to purchase stock of a company it already owns just because the company's market capitalization grows or falls outside this range. We follow a value approach in selecting investments. Our in-house research team seeks to identify companies whose stock prices do not appear to reflect their underlying values.

   In selecting investments, we generally favor companies with one or more of the following:

  . attractive operating margins, significant cash flow generation, or prospect thereof;

  . sound balance sheet and financial management;

  . stock ownership by management;

  . significant cash generation; or


  . low stock price relative to assets, earnings, cash flow, or business franchise value.


   While most assets will be invested in U.S. common stocks, other securities may also be purchased, including foreign stocks, futures, and options, in keeping with fund objectives.


   The fund may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.



                                       12



   What are the main risks of investing in the fund?

   The stocks of mid-cap companies entail greater risk and are usually more volatile than those of larger companies. In addition, the fund's value approach carries the risks that the market will not recognize a security's intrinsic value for a long time, or that a stock judged to be undervalued may actually be appropriately priced.

   As with all equity funds, this fund's share price can fall because of weakness in the broad market, a particular industry, or specific holdings.
   The market as a whole can decline for many reasons, including adverse political or economic developments here or abroad, changes in investor psychology, or heavy institutional selling. The prospects for an industry or company may deteriorate because of a variety of factors, including disappointing earnings or changes in the competitive environment. In addition, our assessment of companies held in the fund may prove incorrect, resulting in losses or poor performance even in a rising market. Finally, the fund's investment approach could fall out of favor with the investing public, resulting in lagging performance versus other types of stock funds.


   Foreign stock holdings are subject to the risk that some holdings may lose value because of declining foreign currencies or adverse political or economic events overseas. Investments in futures and options, if any, are subject to additional volatility and potential losses.


   As with any mutual fund, there can be no guarantee the fund will achieve its objective.

   T. Rowe Price Blue Chip Growth Fund, Inc.

   What is the fund's objective?

   The fund seeks to provide long-term capital growth. Income is a secondary objective.

   What is the fund's principal investment strategy?

   We will invest 65% of total assets in the common stocks of large and medium-sized blue chip growth companies. These are firms that, in our view, are well-established in their industries and have the potential for above-average earnings. We focus on companies with leading market position, seasoned management, and strong financial fundamentals. Our investment approach reflects our belief that solid company fundamentals (with emphasis on strong growth in earnings per share or operating cash flow) combined with a positive industry outlook will ultimately reward investors with strong investment performance. Some of the companies we target will have good prospects for dividend growth.

   While most assets will be invested in U.S. common stocks, other securities may also be purchased, including foreign stocks, futures, and options, in keeping with fund objectives.


   The fund may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.


   What are the main risks of investing in the fund?

   Even well-established growth stocks can be volatile. Since growth companies usually invest a high portion of earnings in their own businesses, their stocks may lack the dividends that can cushion share prices in a down market.
   Since many investors buy these stocks because of anticipated superior earnings growth, earnings disappointments often result in sharp price declines. Also, medium-sized companies may have greater volatility than larger ones.

   As with all equity funds, this fund's share price can fall because of weakness in the broad market, a particular industry, or specific holdings.
   The market as a whole can decline for many reasons, including adverse political or economic developments here or abroad, changes in investor psychology, or heavy institutional selling. The prospects for an industry or company may deteriorate because of a variety of factors, including disappointing earnings or changes in the competitive environment. In addition, our assessment of companies held in the fund may prove incorrect, resulting in losses or poor performance even in a rising market. Finally, the fund's investment approach could fall out of favor with the investing public, resulting in lagging performance versus other types of stock funds.


                                       13




   Foreign stock holdings are subject to the risk that some holdings may lose value because of declining foreign currencies or adverse political or economic events overseas. Investments in futures and options, if any, are subject to additional volatility and potential losses.


   As with any mutual fund, there can be no guarantee the fund will achieve its objective.

   T. Rowe Price Equity Income Fund

   What is the fund's objective?

   The fund seeks to provide substantial dividend income as well as long-term growth of capital through investments in the common stocks of established companies.

   What is the fund's principal investment strategy?

   We will normally invest at least 65% of the fund's total assets in the common stocks of well-established companies paying above-average dividends.

   We typically employ a "value" approach in selecting investments. Our in-house research team seeks companies that appear to be undervalued by various measures and may be temporarily out of favor, but have good prospects for capital appreciation and dividend growth.

   In selecting investments, we generally look for companies with the following:

  . an established operating history;
  . above-average dividend yield relative to the S&P 500;
  . low price/earnings ratio relative to the S&P 500;
  . a sound balance sheet and other positive financial characteristics; and . low stock price relative to a company's underlying value as measured by assets, cash flow, or business franchises.

   While most assets will be invested in U.S. common stocks, other securities may also be purchased, including foreign stocks, futures, and options, in keeping with fund objectives.


   The fund may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.


   What are the main risks of investing in the fund?


   The value approach carries the risk that the market will not recognize a security's intrinsic value for a long time, or that a stock judged to be undervalued may actually be appropriately priced.

   The fund's emphasis on stocks of established companies paying high dividends and its potential investments in fixed-income securities may limit its potential for appreciation in a broad market advance. Such securities may be hurt when interest rates rise sharply. Also, a company may reduce or eliminate its dividend.


   As with all equity funds, this fund's share price can fall because of weakness in the broad market, a particular industry, or specific holdings.
   The market as a whole can decline for many reasons, including adverse political or economic developments here or abroad, changes in investor psychology, or heavy institutional selling. The prospects for an industry or company may deteriorate because of a variety of factors, including disappointing earnings or changes in the competitive environment. In addition, our assessment of companies held in the fund may prove incorrect, resulting in losses or poor performance even in a rising market. Finally, the fund's investment approach could fall out of favor with the investing public, resulting in lagging performance versus other types of stock funds.


   Foreign stock holdings are subject to the risk that some holdings may lose value because of declining foreign currencies or adverse political or economic events overseas. Investments in futures and options, if any, are subject to additional volatility and potential losses.


   As with any mutual fund, there can be no guarantee the fund will achieve its objective.


                                       14




                           International Equity Funds

   What are each fund's objective and principal investment strategies?

   The funds use a growth investing approach in their individual investment strategies.

   Growth Investing
   T. Rowe Price International employs in-depth fundamental research in an effort to identify companies capable of achieving and sustaining above-average, long-term earnings growth. We seek to purchase such stocks at reasonable prices in relation to present or anticipated earnings, cash flow, or book value, and valuation factors often influence our allocations among large-, mid-, or small-cap shares.

   While we invest with an awareness of the global economic backdrop and our outlook for industry sectors and individual countries, bottom-up stock selection is the focus of our decision-making. Country allocation is driven largely by stock selection, though we may limit investments in markets that appear to have poor overall prospects.


   In selecting stocks, we generally favor companies with one or more of the following characteristics:

     . leading market position;

     . attractive business niche;


     . strong franchise or monopoly;


     . technological leadership or proprietary advantages;

     . seasoned management;

     . earnings growth and cash flow sufficient to support growing dividends;
       and
     . healthy balance sheet with relatively low debt.


   T. Rowe Price European Stock Fund
   Objective: The fund seeks long-term growth of capital through investments primarily in the common stocks of European companies. Current income is a secondary objective.

   Strategy: Normally, at least five countries will be represented in the portfolio. The fund expects to invest substantially all of its assets in the countries listed below, as well as others as their markets develop:

  . Primary Emphasis: Austria, Denmark, Finland, France, Germany, Ireland,
   Italy, Luxembourg, Netherlands, Norway, Portugal, Spain, Sweden, Switzerland, and United Kingdom.
  . Others: Belgium, Czech Republic, Greece, Hungary, Israel, Poland, and
   Turkey.

   Stock selection reflects a growth style. (See Growth Investing.) We also seek to take advantage of opportunities arising from such trends as privatization, the reduction of trade barriers, progress toward economic and monetary union, and the potential growth of the emerging economies of Eastern Europe.

   T. Rowe Price New Asia Fund
   Objective: The fund seeks long-term growth of capital through investments in companies located (or with primary operations) in Asia (excluding Japan).

   Strategy: Normally, the fund expects to invest substantially all of its assets in the countries listed below, as well as others as their markets develop:

  . Primary Emphasis:  China, Hong Kong, India, Indonesia, Malaysia,
   Philippines, Singapore, South Korea, Taiwan, and Thailand.
  . Others: Pakistan and Vietnam.

   Stock selection reflects a growth style. (See Growth Investing.) The fund is registered as "nondiversified," meaning it may invest a greater portion of assets in a single company and own more of the company's voting securities than is permissible for a "diversified" fund.


   T. Rowe Price Japan Fund

   Objective: The fund seeks long-term growth of capital through investments in common stocks of companies located (or with primary operations) in Japan.



                                       15




   Strategy: Normally, the fund expects to invest substantially all of its assets across a wide range of Japanese industries and companies. Stock selection reflects a growth style. (See Growth Investing.)

   T. Rowe Price Emerging Markets Stock Fund
   Objective: The fund seeks long-term growth of capital through investments primarily in the common stocks of companies located (or with primary operations) in emerging markets.

   Strategy: Normally, the fund expects to invest substantially all of its assets across emerging markets in Latin America, Asia, Europe, Africa, and the Middle East. Stock selection reflects a growth style. (See Growth
   Investing.) An emerging market includes any country defined as emerging or developing by the International Bank for Reconstruction and Development
   (World Bank), the International Finance Corporation, or the United Nations.

   Countries in which the fund may invest are listed below and others will be added as opportunities develop:

  . Asia: China, Hong Kong, India, Indonesia, Korea, Malaysia, Pakistan,
   Philippines, Singapore, Sri Lanka, Taiwan, Thailand, and Vietnam.
  . Latin America: Argentina, Belize, Brazil, Chile, Colombia, Mexico, Panama,
   Peru, and Venezuela.
  . Europe: Croatia, Czech Republic, Estonia, Greece, Hungary, Latvia,
   Lithuania, Poland, Romania, Russia, Slovakia, Slovenia, and Turkey.
  . Africa and the Middle East: Botswana, Egypt, Israel, Jordan, Mauritius,
   Morocco, Nigeria, South Africa, Tunisia, and Zimbabwe.


   T. Rowe Price Latin America Fund

   Objective: The fund seeks long-term growth of capital through investments primarily in the common stocks of companies located (or with primary operations) in Latin America.

   Strategy: Normally, we expect to invest substantially all of the fund's assets in Latin American companies. At least four countries should be represented at any time. Investments may be made in the countries below, as well as others as their markets develop:

  . Primary Emphasis: Argentina, Brazil, Chile, Mexico, Peru, and Venezuela.

  . Others: Belize, Colombia, Ecuador, and Guatemala.


   Stock selection reflects a growth style. (See Growth Investing.) We may make substantial investments (at times more than 25% of total assets) in the telephone companies of various Latin American countries. These utilities play a critical role in a country's economic development. The fund is registered as "nondiversified," meaning it may invest a greater portion of assets in a single company and own more of the company's voting securities than is permissible for a "diversified" fund. In some markets, such as Brazil, the fund may purchase preferred stock because of its liquidity advantage over common stock.

   T. Rowe Price International Stock Fund
   Objective: The fund seeks long-term growth of capital through investments primarily in the common stocks of established, non-U.S. companies.

   Strategy: We expect to invest substantially all of the fund's assets outside the U.S. and to diversify broadly among developed and emerging countries throughout the world. Stock selection reflects a growth style. (See Growth
   Investing.) We may purchase the stocks of companies of any size, but our focus will typically be on large and, to a lesser extent, medium-sized companies.

   T. Rowe Price International Discovery Fund
   Objective: The fund seeks long-term growth of capital through investments primarily in the common stocks of rapidly growing, small to medium-sized companies outside the U.S.

   Strategy: We expect to invest substantially all of the fund's assets outside the U.S. and to diversify broadly among developed and emerging countries throughout the world. Stock selection reflects a growth style. (See Growth
   Investing.) The fund will emphasize small to medium-sized companies.
   Depending on conditions, the fund's portfolio should be composed of at least
   10 countries and 100 different companies.



                                       16




   T. Rowe Price Emerging Europe & Mediterranean Fund
   Objective: The fund seeks long-term growth of capital through investments primarily in the common stocks of companies in the emerging market countries of Europe and the Mediterranean region.

   Strategy: Normally, we expect to invest substantially all of the fund's assets in the emerging markets of Europe, including Eastern Europe and the former Soviet Union, and the Mediterranean region, including the Middle East and North Africa. Normally, seven to 12 countries will be represented in the portfolio. The fund may invest in common stocks in the countries listed below, as well as others as their markets develop:

  . Primary Emphasis: Croatia, Czech Republic, Egypt, Estonia, Greece, Hungary,
   Israel, Poland, Russia, and Turkey.
  . Others: Bulgaria, Jordan, Latvia, Lebanon, Lithuania, Morocco, Romania,
   Slovakia, Slovenia, and Tunisia.

   We may purchase the stocks of companies of any size, but our focus will typically be on large and, to a lesser extent, medium-sized companies. The fund seeks to take advantage of opportunities arising from such trends as privatization, the reduction of trade barriers, and progress toward Economic and Monetary Union in Europe. The fund is registered as "nondiversified," meaning it may invest a greater portion of assets in a single company and own more of the company's voting securities than is permissible for a "diversified" fund. Depending on conditions, the fund's portfolio should be composed of at least 30 to 50 different companies. Stock selection reflects a growth style. (See Growth Investing.)

   What are the main risks of investing in the funds?

   As with all stock funds, each fund's share price can fall because of weakness in one or more of its primary equity markets, a particular industry, or specific holdings. Stock markets can decline for many reasons, including adverse political or economic developments, changes in investor psychology, or heavy institutional selling. The prospects for an industry or company may deteriorate because of a variety of factors, including disappointing earnings or changes in the competitive environment. In addition, our assessment of companies held in athe fund may prove incorrect, resulting in losses or poor performance even in rising markets.


   The risk profile of the funds varies with the investment style they pursue, their geographic focus, and whether they invest in developed markets, emerging markets, or both. Even investments in countries with highly developed economies are subject to significant risks. For example, Japanese stocks were in a steep decline for much of the 1990s.

   Funds that invest overseas generally carry more risk than funds that invest strictly in U.S. assets. Some particular risks affecting these funds include the following:


  . Currency risk This refers to a decline in the value of a foreign currency versus the U.S. dollar, which reduces the dollar value of securities denominated in that currency. The overall impact on a fund's holdings can be significant, unpredictable and long-lasting depending on the currencies represented in the portfolio and how each one appreciates or depreciates in relation to the U.S. dollar, and whether currency positions are hedged. Under normal conditions, the funds do not engage in extensive foreign currency hedging programs. Further, exchange rate movements are volatile and it is not possible to effectively hedge the currency risks of many developing countries.


  . Geographic risk (Japan, Emerging Europe & Mediterranean, Emerging Markets
   Stock, Latin America, New Asia) Funds that are less diversified across geographic regions, countries, industries, or individual companies are generally riskier than more diversified funds. Thus, for example, investors in the Japan Fund are fully exposed to that country's economic cycles, stock market valuations, and currency exchange rates, which could increase its risks compared with a more diversified fund. In addition, investors in Japan should be aware of specific problems, including tax laws that discourage consumer spending and dampen growth, deflation, a banking system burdened with bad loans, and the government's unsatisfactory progress on effecting credible solutions to these problems. The economies and financial markets of certain regions - such as Latin America, Asia, and Europe and the Mediterranean region-can be interdependent and may decline all at the same time.

  . Emerging market risk (Emerging Europe & Mediterranean, Emerging Markets
   Stock, Latin America, New Asia; other funds to a lesser degree, except Japan)
    Investments in emerging markets are subject to abrupt and severe price


                                       17



   declines. The economic and political structures of developing nations, in most cases, do not compare favorably with the U.S. or other developed countries in terms of wealth and stability, and their financial markets often lack liquidity. These economies are less well developed and can be overly reliant on particular industries, more vulnerable to the ebb and flow of international trade, trade barriers, and other protectionist or retaliatory measures. Certain countries have legacies of hyperinflation and currency devaluations, particularly Russia and many Latin American nations, and more recently many Asian countries. Governments in many emerging market countries participate to a significant degree in their economies and securities markets. Investments in countries or regions that have recently begun moving away from central planning and state-owned industries toward free markets should be regarded as speculative. While some countries have made progress in economic growth, liberalization, fiscal discipline, and political and social stability, there is no assurance these trends will continue. Some countries have histories of instability and upheaval that could cause their governments to act in a detrimental or hostile manner toward private enterprise or foreign investment. Significant external risks currently affect some emerging countries.

   The volatility of emerging markets may be heightened by the actions of a few major investors. For example, substantial increases or decreases in cash flows of mutual funds investing in these markets could significantly affect local stock prices and, therefore, fund share prices. These factors make investing in such countries significantly riskier than in other countries and any one of them could cause a fund's share price to decline.


  . Other risks of foreign investing Risks can result from varying stages of economic and political development, differing regulatory environments, trading days, and accounting standards, and higher transaction costs of non-U.S. markets. Investments outside the United States could be subject to governmental actions such as capital or currency controls, nationalization of a company or industry, expropriation of assets, or imposition of high taxes.

  . Small and medium-sized company risk (International Discovery; others to a lesser degree) To the extent each fund invests in small- and mid-capitalization stocks, it is likely to be more volatile than a fund that invests only in large companies. Small and medium-sized companies are generally riskier because they may have limited product lines, capital, and managerial resources. Their securities may trade less frequently and with greater price swings.

  . Nondiversified status (Emerging Europe & Mediterranean, Latin America, and
   New Asia) There is additional risk with each fund because it is nondiversified and thus can invest more of its assets in a smaller number of companies. Thus, for example, poor performance by a single large holding of a fund would adversely affect fund performance more than if the fund held a larger number of companies.

  . Futures/options risk To the extent each fund uses futures and options, it is exposed to additional volatility and potential losses.


   As with any mutual fund, there can be no guarantee the funds will achieve their objectives.


                         International Fixed Income Funds

   What are each fund's objectives and principal investment strategies?


   T. Rowe Price International Bond Fund


   Objective: The fund seeks to provide high current income and capital appreciation by investing primarily in high-quality, nondollar-denominated bonds outside the U.S.

   Strategy: The fund will normally invest at least 65% of its total assets in high-quality (AA or better) foreign bonds but may invest up to 20% of assets in below investment-grade, high-risk bonds, including those in default or with the lowest rating. Up to 20% of assets may be invested in dollar-denominated foreign bonds such as Brady and other emerging market bonds.


   Although the fund expects to maintain an intermediate to long weighted average maturity, there are no maturity restrictions on the overall portfolio or on individual securities. The fund has wide flexibility to purchase and sell currencies and engage in hedging transactions. However, it normally does not attempt to


                                       18



   cushion the impact of foreign currency fluctuations on the dollar. Therefore, the fund is likely to be heavily exposed to foreign currencies.


   Investment decisions are based on fundamental market factors, such as yield and credit quality differences among bonds as well as demand and supply trends and currency values. The fund generally invests in countries where the combination of fixed-income returns and currency exchange rates appears attractive, or, if the currency trend is unfavorable, where we believe the currency risk can be minimized through hedging. The fund sells holdings for a variety of reasons, such as to adjust its average maturity or quality, to shift assets into higher-yielding securities, or to alter geographic or currency exposure.


   Emerging Markets Bond Fund

   Objective: The fund seeks to provide high income and capital appreciation.

   Strategy: The fund will normally invest at least 65% (and potentially all) of its total assets in the government or corporate debt securities of emerging nations. Fund holdings may include the lowest-rated bonds, including those in default.

   There are no maturity restrictions, and the fund's weighted average maturity normally ranges between five and 10 years but may vary substantially because of market conditions. Under normal circumstances, most of the fund's total assets are expected to be denominated in U.S. dollars, and the fund will not usually attempt to cushion the impact of foreign currency fluctuations on the dollar. Security selection relies heavily on research, which analyzes political and economic trends as well as creditworthiness. The fund tends to favor bonds it expects will be upgraded. The fund sells holdings for a variety of reasons, such as to adjust its average maturity or quality, to shift assets into higher-yielding securities, or to alter geographic or currency exposure.

   What are the main risks of investing in the funds?

   The risk profiles of the funds vary with the types of bonds they purchase, their degree of currency exposure, and whether they invest in developed markets, emerging markets, or both. Of the two funds, Emerging Markets Bond is more risky, with higher potential for sharp price declines.

  . Interest rate risk This risk refers to the decline in bond prices that accompanies a rise in the overall level of interest rates. (Bond prices and interest rates move in opposite directions.) Because prices of long-term bonds are more sensitive to interest rate changes than prices of short-term bonds, the funds have greater interest rate risk than short-term bond funds.

  . Credit risk This is the chance that a fund's holding will have its credit downgraded or will default (the failure of an issuer to make timely payments of interest or principal), potentially reducing the fund's share price and income level. Of the two funds, Emerging Markets Bond has higher credit risk because the average credit quality of its holdings is lower. (See emerging market risk discussion.)

  . Nondiversified risk Because they are nondiversified, each fund can invest more of its assets in a smaller number of issuers than diversified funds.
   This could result in greater potential losses than funds investing in a broader variety of issues.

  . Currency risk This is the risk of a decline in the value of a foreign currency versus the U.S. dollar, which reduces the dollar value of securities denominated in that currency. The overall impact on the fund's holdings can be significant and long-lasting, depending on the currencies represented in the portfolio, how each one appreciates or depreciates in relation to the U.S. dollar, and whether currency positions are hedged. The International
   Bond Fund is normally heavily exposed to foreign currencies, so that changes in currency exchange rates are likely to play a significant role in fund performance. Bonds held in the Emerging Markets Bond Fund are often denominated in U.S. dollars to improve their marketability, but this does not protect them from substantial price declines in the face of political and economic turmoil. In addition, many emerging market currencies cannot be effectively hedged. Currency trends are unpredictable, and to the extent the fund purchases and sells currencies, it will also be subject to the risk that its trading strategies, including efforts at hedging, will not succeed.
   Furthermore, hedging costs can be significant and reduce fund net asset value.



                                       19




  . Emerging market risk The funds' investments in emerging markets are subject to abrupt and severe price declines. The economic and political structures of developing nations, in most cases, do not compare favorably with the U.S. or other developed countries in terms of wealth and stability, and their financial markets often lack liquidity. Some countries have legacies of hyperinflation and currency devaluations versus the dollar (which adversely affects returns to U.S. investors). Significant devaluations have occurred in recent years in Russia, Brazil, and other Asian and Latin American nations.
   Governments of some emerging market countries have defaulted on their bonds and investors in this sector must be prepared for similar events in the future.

  . Other risks of foreign investing Other risks result from the varying stages of economic and political development of foreign countries, the differing regulatory environments, trading days, and accounting standards of non-U.S.
   markets, and higher transaction costs. Government interference in capital markets, such as capital or currency controls, nationalization of companies or industries, expropriation of assets, or imposition of punitive taxes would also hurt the funds.

  . Derivatives risk To the extent the funds use these instruments, they may be exposed to additional volatility and potential losses.

   As with any mutual fund, there can be no guarantee the funds will achieve their objectives.



                         Interfund Borrowing and Lending


   The fund is party to an exemptive order received from the SEC on December 8, 1998, that permits it to borrow money from, and certain of the Underlying
   Price Funds to borrow money from and/or lend money to, other funds in the T.
   Rowe Price complex ("Price Funds"). All loans are set at an interest rate between the rates charged on overnight repurchase agreements and short-term bank loans. All loans are subject to numerous conditions designed to ensure fair and equitable treatment of all participating funds. The program is subject to the oversight and periodic review of the Boards of Directors of the Price Funds.




 SPECIAL CONSIDERATIONS
 -------------------------------------------------------------------------------
   Prospective investors should consider that certain underlying Price funds
   (the "Price funds") may engage in the following:

   Foreign Currency Transactions Enter into foreign currency transactions. Since investments in foreign companies will usually involve currencies of foreign countries, and the International funds, as well as certain other Price funds, will hold funds in bank deposits in foreign custodians during the completion of investment programs, the value of the assets of the Price funds as measured in U.S. dollars may be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations, and these Price funds may incur costs in connection with conversions between various currencies. The Price funds will generally conduct their foreign currency exchange transactions either on a spot (i.e., cash) basis at the prevailing rate in the foreign currency exchange market, or through entering into forward contracts to purchase or sell foreign currencies. The Price funds will generally not enter into a forward contract with a term of greater than one year. Although foreign currency transactions will be used primarily to protect the Price funds from adverse currency movements, they also involve the risk that anticipated currency movements will not be accurately predicted.

   Lending Portfolio Securities Lend portfolio securities for the purpose of realizing additional income. The Price funds may lend securities to broker-dealers or institutional investors. Any such loan will be continuously secured by collateral at least equal to the value of the security loaned.
   Such lending could result in delays in receiving additional collateral or in the recovery of the securities or possible loss of rights in the collateral should the borrower fail financially.

   Futures Contracts and Options (types of potentially high-risk derivatives)
   Enter into interest rate, stock index,  or currency futures contracts.
   Certain Price funds may enter into such contracts (or options thereon), or a combination of such contracts, (1) as a hedge against changes in prevailing levels of interest rates, price


                                       20



   movements, or currency exchange rates in the Price funds' portfolios in order to establish more definitely the effective return on securities or currencies held or intended to be acquired by such Price funds; (2) as an efficient means of adjusting the Price funds' exposure to the markets; or (3) to adjust the duration of the Price funds' portfolios. Initial margin deposits and premiums on options used for non-hedging purposes will not equal more than 5% of each Price fund's net asset value. Certain Price funds may also purchase and sell call and put options on securities, currencies, and financial and stock indices. The aggregate market value of each fund's currencies or portfolio securities covering call or put options will not exceed 25% of a fund's net assets. Futures contracts and options can be highly volatile and could result in reduction of a Price fund's total return and a Price fund's attempt to use such investments for hedging purposes may not be successful.

     FOR MORE INFORMATION ABOUT AN UNDERLYING PRICE FUND, CALL 1-800-638-5660
                                 (1-410-345-2308).



 INVESTMENT RESTRICTIONS
 -------------------------------------------------------------------------------
   Fundamental policies may not be changed without the approval of the lesser of
   (1) 67% of the fund's shares present at a meeting of shareholders if the holders of more than 50% of the outstanding shares are present in person or by proxy or (2) more than 50% of a fund's outstanding shares. Other restrictions in the form of operating policies are subject to change by the fund's Board of Directors without shareholder approval. Any investment restriction which involves a maximum percentage of securities or assets shall not be considered to be violated unless an excess over the percentage occurs immediately after, and is caused by, an acquisition of securities or assets of, or borrowings by, the fund. Calculation of the fund's total assets for compliance with any of the following fundamental or operating policies or any other investment restrictions set forth in the fund's prospectus or Statement of Additional Information will not include cash collateral held in connection with securities lending activities.


                              Fundamental Policies

   As a matter of fundamental policy, the fund may not:

   (1) Borrowing Borrow money, except the fund may borrow from banks or other
       Price funds as a temporary measure for extraordinary or emergency purposes, and then only in amounts not exceeding 30% of its total assets valued at market. The fund will not borrow in order to increase income
       (leveraging), but only to facilitate redemption requests which might otherwise require untimely disposition of portfolio securities. Interest paid on any such borrowings will reduce net investment income;

   (2) Commodities (a) Spectrum Growth and Spectrum Income Funds may not purchase or sell commodities or commodity or futures contracts;

       (b)Spectrum International Fund may not purchase or sell physical commodities; except that it may enter into futures contracts and options thereon.

   (3) Loans Make loans, although the funds may purchase money market securities and enter into repurchase agreements;

   (4) Margin Purchase securities on margin, except for use of short-term credit necessary for clearance of purchases of portfolio securities;

   (5) Mortgaging Mortgage, pledge, hypothecate or, in any manner, transfer any security owned by the funds as security for indebtedness except as may be necessary in connection with permissible borrowings, in which event such mortgaging, pledging, or hypothecating may not exceed 30% of each fund's total assets, valued at market;

   (6) Real Estate Purchase or sell real estate, including limited partnership interests therein, unless acquired as a result of ownership of securities or other instruments (although each fund may purchase money


                                       21



       market securities secured by real estate or interests therein, or issued by companies or investment trusts which invest in real estate or interests therein);

   (7) Senior Securities Issue senior securities;

   (8) Short Sales Effect short sales of securities; or

   (9) Underwriting Underwrite securities issued by other persons, except to the extent that the fund may be deemed to be an underwriter within the meaning of the 1933 Act in connection with the purchase and sale of its portfolio securities in the ordinary course of pursuing its investment program.


                               Operating Policies

   As a matter of operating policy, the fund may not:

   (10) Control of Portfolio Companies Invest in companies for the purpose of exercising management or control;

   (11) Illiquid Securities Purchase illiquid securities if, as a result, more than 10% of its net assets would be invested in such securities;

   (12) Oil and Gas Programs Purchase participations or other direct interests in, or enter into leases with respect to oil, gas, or other mineral exploration or development programs if, as a result thereof, more than 5% of the value of the total assets of the fund would be invested in such programs;

   (13) Options Invest in options;

   (14) Futures Spectrum Income and Spectrum Growth Funds may not invest in futures. Spectrum International Fund, though it has no intention at this time of investing in futures, reserves the right to do so in the future;

   (15) Forward Currency Contracts None of the funds has the intention of investing in forward currency contracts at this time. However, they all reserve the right to do so at some point in the future; or

   (16) Warrants Invest in warrants.

   Pursuant to an Exemptive Order issued by the SEC (Investment Company Act
   Release No. IC-21425, October 18, 1995): (i) there is no limit on the amount the fund may own of the total outstanding voting securities of registered investment companies which are members of the T. Rowe Price family of funds,
   (ii) each fund, in accordance with the prospectus, may invest more than 5% of its assets in any one or more of the Price funds, and (iii) each fund may invest more than 10% of its assets, collectively, in registered investment companies which are members of the T. Rowe Price family of funds.


   Because of their investment objectives and policies, the funds will each concentrate more than 25% of their assets in the mutual fund industry. In accordance with the funds' investment programs set forth in the prospectus, each of the funds may invest more than 25% of its assets in certain of the underlying Price funds. However, each of the underlying Price funds in which each fund will invest (other than New Income, Short-Term Bond, High Yield,
   Latin America, and International Bond Funds) will not concentrate more than 25% of its total assets in any one industry. The Latin America Fund expects to make substantial investments in the telephone companies of various Latin
   America countries (at times more than 25% of total assets). The New Income and Short-Term Bond Funds will, under certain conditions, invest up to 50% of their assets in any one of the following industries: gas, utility, gas transmission utility, electric utility, telephone utility, and petroleum. The
   Short-Term Bond, International Bond, and High Yield Funds will each normally concentrate 25% or more of their assets in the securities of the banking industry when their position in issues maturing in one year or less equals
   35% or more of their total assets.



                                       22



 MANAGEMENT OF THE FUNDS
 -------------------------------------------------------------------------------

   The management of each fund's business and affairs is the responsibility of the Board of Directors for Spectrum Fund. In exercising their responsibilities, the Board, among other things, will refer to the Special
   Servicing Agreement and policies and guidelines included in an Application for an Exemptive Order (and accompanying Notice and Order issued by the Commission). A majority of Spectrum Fund's directors will be non-interested persons as defined in Section 2(a)(19) of the 1940 Act. However, the directors and the officers of Spectrum Fund, T. Rowe Price, and T. Rowe Price
   International also serve in similar positions with most of the underlying
   Price funds. Thus, if the interests of a fund and the underlying Price funds were ever to become divergent, it is possible that a conflict of interest could arise and affect how this latter group of persons fulfill their fiduciary duties to that fund and the underlying Price funds. The directors of Spectrum Fund believe they have structured each fund to avoid these concerns. However, conceivably, a situation could occur where proper action for Spectrum Fund or the Growth Fund, Income Fund, or International Fund separately, could be adverse to the interests of an underlying Price fund, or the reverse could occur. If such a possibility arises, the directors and officers of the affected funds and T. Rowe Price will carefully analyze the situation and take all steps they believe reasonable to minimize and, where possible, eliminate the potential conflict. Moreover, limitations on aggregate investments in the underlying Price funds and other restrictions have been adopted by Spectrum Fund to minimize this possibility, and close and continuous monitoring will be exercised to avoid, insofar as possible, these concerns.

   The officers and directors of Spectrum Fund are listed below. Unless otherwise noted, the address of each is 100 East Pratt Street, Baltimore, Maryland 21202. Except as indicated, each has been an employee of T. Rowe
   Price for more than five years. In the list below, Spectrum Fund's directors who are considered "interested persons" of T. Rowe Price, T. Rowe Price
   International, or the Fund as defined under Section 2(a)(19) of the 1940 Act are noted with an asterisk (*). Mr. Riepe is referred to as an inside director by virtue of his directorship and employment by T. Rowe Price. The directors of the Spectrum Funds are not paid a fee for their service as directors.



                           Independent Directors/(a)/


   DONALD W. DICK, JR., 1/27/43, Principal, EuroCapital Advisors, LLC, an acquisition and management advisory firm; formerly (5/89-6/95) Principal, Overseas Partners, Inc., a financial investment firm; formerly (6/65-3/89)
   Director and Vice President, Consumer Products Group, McCormick & Company,
   Inc., international food processors; Director, Waverly, Inc., Baltimore,
   Maryland; Address: P.O. Box 491, Chilmark, MA 02535

   DAVID K. FAGIN, 4/9/38, Director, Western Exploration and Development, Ltd.
   (7/97 to present); Director, Dayton Mining Corporation (6/98 to present);
   Chairman and President, Nye Corporation (6/88 to present); Director, Nescor
   Corporation (6/94 to present); Director of Canyon Resources Corporation (5/00 to present), formerly: Chairman (5/92 to 12/97) and Chief Executive Officer
   (5/92 to 5/96); formerly: President, Chief Operating Officer, and Director,
   Homestake Mining Company (5/86 to 7/91); Address: 33 Glenmoor Drive,
   Englewood, Colorado 80110-7115


   HANNE M. MERRIMAN, 11/16/41, Retail Business Consultant; Director, Ann Taylor
   Stores Corporation, Central Illinois Public Service Company, Ameren Corp.,
   Finlay Enterprises, Inc., The Rouse Company, State Farm Mutual Automobile
   Insurance Company and USAirways Group, Inc.; Address: 3201 New Mexico Avenue,
   N.W., Suite 350, Washington, D.C. 20016

   HUBERT D. VOS, 8/2/33, Owner/President, Stonington Capital Corporation, a private investment company; Address: 1114 State Street, Suite 247, P.O. Box
   90409, Santa Barbara, California 93190-0409

   PAUL M. WYTHES, 6/23/33, Founding Partner of Sutter Hill Ventures, a venture capital limited partnership, providing equity capital to young high technology companies throughout the United States; Director, Teltone
   Corporation and InterVentional Technologies Inc.; Address: 755 Page Mill
   Road, Suite A200, Palo Alto, California 94304-1005

  (a) Unless otherwise indicated, the Independent Directors have been at their respective companies for at least five years.


                                       23



                            Inside Directors/Officers


  *  JAMES S. RIEPE, 6/25/43, Chairman of the Board-Managing Director, and
   Director, T. Rowe Price; Vice Chairman of the Board, Director, and Managing
   Director, T. Rowe Price Group, Inc.; Chairman of the Board and Director, T.
   Rowe Price Investment Services, Inc., T. Rowe Price Services, Inc., and T.
   Rowe Price Retirement Plan Services, Inc.; Chairman of the Board, Director,
   President, and Trust Officer, T. Rowe Price Trust Company; and Director, T.
   Rowe Price International

  *  M. DAVID TESTA, 4/22/44, Director and Vice President-Chief Investment
   Officer, Director, and Managing Director, T. Rowe Price; Vice Chairman of the
   Board, Chief Investment Officer, Managing Director, and Director, T. Rowe
   Price Group, Inc.; Vice President and Director, T. Rowe Price Trust Company;
   Director, T. Rowe Price International; Chartered Financial Analyst

   EDMUND M. NOTZON III, 10/1/45, President-Managing Director, T. Rowe Price and
   T. Rowe Price Group, Inc.; Vice President, T. Rowe Price Trust Company;
   Chartered Financial Analyst

   STEPHEN W. BOESEL, 12/28/44, Executive Vice President-Managing Director, T.
   Rowe Price and T. Rowe Price Group, Inc.; Vice President, T. Rowe Price Trust
   Company

   JOHN R. FORD, 11/25/57, Vice President-Chief Investment Officer and Director,
   T. Rowe Price International; Managing Director, T. Rowe Price and T. Rowe
   Price Group, Inc.; Chartered Financial Analyst

   HENRY H. HOPKINS, 12/23/42, Vice President-Managing Director, T. Rowe Price;
   Director and Managing Director, T. Rowe Price Group, Inc.; Vice President, T.
   Rowe Price International and T. Rowe Price Retirement Plan Services, Inc.;
   Vice President and Director, T. Rowe Price Investment Services, Inc., T. Rowe
   Price Services, Inc., and T. Rowe Price Trust Company

   JOHN H. LAPORTE, JR., 7/26/45, Vice President-Managing Director, T. Rowe
   Price; Director and Managing Director, T. Rowe Price Group, Inc.; Chartered
   Financial Analyst

   GEORGE A. MURNAGHAN, 5/1/56, Vice President-Managing Director, T. Rowe Price and T. Rowe Price Group, Inc.; Vice President, T. Rowe Price Trust Company and T. Rowe Price Investment Services, Inc.

   WILLIAM T. REYNOLDS, 5/26/48, Vice President-Director and Managing Director,
   T. Rowe Price and T. Rowe Price Group, Inc.; Chartered Financial Analyst

   BRIAN C. ROGERS, 6/27/55, Vice President-Managing Director, T. Rowe Price;
   Director and Managing Director, T. Rowe Price Group, Inc.; Vice President, T.
   Rowe Price Trust Company; Chartered Financial Analyst

   MARTIN G. WADE, 2/16/43, Vice President-Director and Chairman of the Board,
   T. Rowe Price International; Director and Managing Director of T. Rowe Price
   Group, Inc.; Managing Director, T. Rowe Price

   DAVID J.L. WARREN, 4/14/57, Vice President-Director, Chief Investment Officer and President, T. Rowe Price International; Managing Director, T. Rowe Price and T. Rowe Price Group, Inc.


   PATRICIA B. LIPPERT, 1/12/53, Secretary-Assistant Vice President, T. Rowe
   Price and T. Rowe Price Investment Services, Inc.


   JOSEPH A. CARRIER, 12/30/60, Treasurer-Vice President, T. Rowe Price, T. Rowe
   Price Group, Inc., and T. Rowe Price Investment Services, Inc.

   DAVID S. MIDDLETON, 1/18/56, Controller-Vice President, T. Rowe Price, T.
   Rowe Price Group, Inc., and T. Rowe Price Trust Company

   GREGORY S. GOLCZEWSKI, 1/15/66, Assistant Vice President-Assistant Vice
   President, T. Rowe Price

   The fund's Executive Committee, consisting of the fund's interested directors, has been authorized by its respective Board of Directors to exercise all powers of the Board to manage the fund in the intervals between meetings of the Board, except the powers prohibited by statute from being delegated.



                                       24



 PRINCIPAL HOLDERS OF SECURITIES
 -------------------------------------------------------------------------------

   As of March 31, 2001, the officers and directors of the fund, as a group, owned less than 1% of the outstanding shares of the fund.


   As of the date of the prospectus, the officers and directors of the fund, as a group, owned less than 1% of the outstanding shares of the fund.

   As of March 31, 2001, no shareholder beneficially owned more than 5% of the outstanding shares of the Spectrum Growth Fund.

   As of March 31, 2001, the following shareholder beneficially owned more than 5% of the outstanding shares of the Spectrum Income Fund: Manulife Financial
   USA, 200 Bloor Street East, 7E Floor, Toronto, Ontario, Canada M4W 1E5.

   As of April 1, 2000, the following shareholders beneficially owned more than 5% of the outstanding shares of the Spectrum International Fund: T. Rowe price Associates Foundation, Inc., 100 East Pratt Street, Baltimore, Maryland
   21202-1009.



 INVESTMENT MANAGEMENT SERVICES
 -------------------------------------------------------------------------------
   The business of Spectrum Fund will be conducted by its officers, directors, and investment manager in accordance with policies and guidelines set up by
   Spectrum Fund's directors which were included in the Exemptive Order issued by the SEC (Investment Company Act Release No. IC-21425, October 18, 1995).


   Each fund will operate at a zero expense ratio. To accomplish this, the payment of each fund's operational expenses is subject to a Special Servicing
   Agreement described below as well as certain undertakings made by T. Rowe
   Price, under its Investment Management Agreement with Spectrum Growth and
   Spectrum Income Funds and T. Rowe Price International under its Investment
   Management Agreement with Spectrum International Fund. Fund expenses include:
   shareholder servicing fees and expenses; custodian and accounting fees and expenses; legal and auditing fees; expenses of preparing and printing prospectuses and shareholder reports; registration fees and expenses; proxy and annual meeting expenses, if any; and directors' fees and expenses.

   Special Servicing Agreements One Special Servicing Agreement ("Agreement") is between and among the Spectrum Fund on behalf of Spectrum Income and Spectrum
   Growth Funds, the underlying funds, and T. Rowe Price. A second Special
   Servicing Agreement is between and among Spectrum Fund, on behalf of Spectrum
   International Fund, the underlying funds, T. Rowe Price International, and T.
   Rowe Price.

   The Agreement provides that, if the Board of Directors of any underlying
   Price fund determines that such underlying fund's share of the aggregate expenses of Spectrum Fund is less than the estimated savings to the underlying Price fund from the operation of Spectrum Fund, the underlying
   Price fund will bear those expenses in proportion to the average daily value of its shares owned by Spectrum Fund, provided further that no underlying
   Price fund will bear such expenses in excess of the estimated savings to it.
   Such savings are expected to result primarily from the elimination of numerous separate shareholder accounts which are or would have been invested directly in the underlying Price funds and the resulting reduction in shareholder servicing costs. Although such cost savings are not certain, the estimated savings to the underlying Price funds generated by the operation of Spectrum Fund are expected to be sufficient to offset most, if not all, of the expenses incurred by Spectrum Fund.


   Each Special Servicing Agreement also gives authority to Spectrum Fund to utilize the Price name so long as (1) the Special Servicing Agreement is in effect, and (2) the assets of the funds are invested pursuant to each fund's objectives and policies in shares of the various underlying Price funds
   (except for such cash or cash items as the directors may determine to maintain from time to time to meet current expenses and redemptions). The
   Special Servicing Agreements provide that the funds will utilize assets deposited with the


                                       25



   custodian of each fund from the sale of each fund's shares to promptly purchase shares of the specified underlying Price funds, and will undertake redemption or exchange of such shares of the underlying Price funds in the manner provided by the objectives and policies of each fund.


   Under the Investment Management Agreements with the funds, and the Special
   Servicing Agreement, T. Rowe Price, with respect to Spectrum Income and
   Spectrum Growth, and T. Rowe Price International, with respect to Spectrum
   International, have agreed to bear any expenses of Spectrum Fund which exceed the estimated savings to each of the underlying Price funds. Of course, shareholders of Spectrum Fund will still indirectly bear their fair and proportionate share of the cost of operating the underlying Price funds in which the Spectrum Fund invests because, Spectrum Fund, as a shareholder of the underlying Price funds, will bear its proportionate share of any fees and expenses paid by the underlying Price funds. Spectrum Fund, as a shareholder of the selected underlying Price funds, will benefit only from cost-sharing reductions in proportion to its interest in such underlying Price funds.


   Services
   Under the Management Agreement with each fund, T. Rowe Price or T. Rowe Price
   International as the case may be, provides the fund with discretionary investment services. Specifically, T. Rowe Price and T. Rowe Price
   International are responsible for supervising and directing the investments of the fund in accordance with the fund's investment objectives, program, and restrictions as provided in its prospectus and this Statement of Additional
   Information. T. Rowe Price and T. Rowe Price International are also responsible for effecting all security transactions on behalf of the fund, including the negotiation of commissions and the allocation of principal business and portfolio brokerage. However, it should be understood that the fund will invest its assets almost exclusively in the shares of the underlying Price funds and such investments will be made without the payment of any commission or other sales charges. In addition to these services, T.
   Rowe Price and T. Rowe Price International provide the fund with certain corporate administrative services, including: maintaining the fund's corporate existence and corporate records; registering and qualifying fund shares under federal laws; monitoring the financial, accounting, and administrative functions of the fund; maintaining liaison with the agents employed by the fund such as the fund's custodian and transfer agent;
   assisting the fund in the coordination of such agents' activities; and permitting T. Rowe Price's and T. Rowe Price International's employees to serve as officers, directors, and committee members of the fund without cost to the fund.

   T. Rowe Price and T. Rowe Price International have agreed not to be paid a management fee for performing their services. However, T. Rowe Price and T.
   Rowe Price International will receive management fees from managing the underlying Price funds in which Spectrum Fund invests.

   Each fund's Management Agreement also provides that T. Rowe Price or T. Rowe
   Price International, its directors, officers, employees, and certain other persons performing specific functions for the fund will only be liable to the fund for losses resulting from willful misfeasance, bad faith, gross negligence, or reckless disregard of duty.

   Management Fees of Underlying Price Funds
   The Underlying Price fund pays T. Rowe Price or T. Rowe Price International a fee ("Fee") which consists of two components: a Group Management Fee ("Group
   Fee") and an Individual Fund Fee ("Fund Fee"). The Fee is paid monthly to T.
   Rowe Price or T. Rowe Price International on the first business day of the next succeeding calendar month and is calculated as described next.

   The monthly Group Fee ("Monthly Group Fee") is the sum of the daily Group Fee accruals ("Daily Group Fee Accruals") for each month. The Daily Group Fee
   Accrual for any particular day is computed by multiplying the Price Funds' group fee accrual as determined below ("Daily Price Funds' Group Fee
   Accrual") by the ratio of the Price Fund's net assets for that day to the sum of the aggregate net assets of the Price Funds for that day. The Daily Price
   Funds' Group Fee Accrual for any particular day is calculated by multiplying the fraction of one (1) over the number of calendar days in the year by the annualized Daily Price Funds' Group Fee Accrual for that day as determined in accordance with the following schedule:


                                       26






         0.480%  First $1 billion  0.360%  Next $2 billion   0.310%  Next $16 billion
         ------------------------------------------------------------------------------
         0.450%  Next $1 billion   0.350%  Next $2 billion   0.305%  Next $30 billion
         ------------------------------------------------------------------------------
         0.420%  Next $1 billion   0.340%  Next $5 billion   0.300%  Next $40 billion
         ------------------------------------------------------------------------------
         0.390%  Next $1 billion   0.330%  Next $10 billion  0.      Thereafter
                                                             295
                                                             %
         ------------------------------------------------------------------------------
         0.370%  Next $1 billion   0.320%  Next $10 billion







   For the purpose of calculating the Group Fee, the Price Funds include all the mutual funds distributed by Investment Services, (excluding the T. Rowe Price
   Spectrum Funds, and any institutional, index, or private label mutual funds).
   For the purpose of calculating the Daily Price Funds' Group Fee Accrual for any particular day, the net assets of each Price Fund are determined in accordance with the fund's prospectus as of the close of business on the previous business day on which the fund was open for business.

   The monthly Fund Fee ("Monthly Fund Fee") is the sum of the daily Fund Fee accruals ("Daily Fund Fee Accruals") for each month. The Daily Fund Fee
   Accrual for any particular day is computed by multiplying the fraction of one
   (1) over the number of calendar days in the year by the individual Fund Fee
   Rate and multiplying this product by the net assets of the fund for that day, as determined in accordance with the fund's prospectus as of the close of business on the previous business day on which the fund was open for business. The individual fund fees and total management fees of the underlying Price funds are listed in the following chart:




         Fund           Individual Fee as a Percentage   Total Management Fee Paid
         ----           ------------------------------   -------------------------
------------------------      of Fund Net Assets
                              ------------------
                        -----------------------------------------------------------
Blue Chip Growth                     0.30%                        0.62 %
Emerging Europe &
Mediterranean
Emerging Markets Bond                0.45                         0.72(a)
Emerging Markets Stock               0.75                         1.07
Equity Income                        0.25                         0.57
European Stock                       0.50                         0.82
GNMA                                 0.15                         0.47
Growth & Income                      0.25                         0.57
Growth Stock                         0.25                         0.57
High Yield                           0.30                         0.62
International Bond                   0.35                         0.67
International
Discovery                            0.75                         1.07
International Stock                  0.35                         0.67
Japan                                0.50                         0.82
Latin America                        0.75                         1.07
Mid-Cap Value                        0.35                         0.68(b)
New Asia                             0.50                         0.82
New Era                              0.25                         0.57
New Horizons                         0.35                         0.67
New Income                           0.15                         0.47
Short-Term Bond                      0.10                         0.42
Summit Cash Reserves               N/A                            0.45
U.S. Treasury                        0.05                         0.37
Long-Term
-----------------------------------------------------------------------------------







                                       27




  a Had T. Rowe Price International not agreed to waive a portion of its management fees and bear certain expenses in accordance with an expense limitation agreement, Emerging Markets Bond's total management fee paid would have been 0.77%.


  b T. Rowe Price agreed to waive management fees and bear certain expenses in accordance with an expense limitation in effect through December 31, 1997. The Fund's management fee includes 0.01% of management fees repaid from prior years pursuant to the expense limitation. Had T. Rowe Price not agreed to waive a portion of its management fees, Mid-Cap Value Fund's total management fee paid would have been 0.67%.




   Based on combined Price Funds' assets of over $76 billion at December 31, 2000, the Group Fee was 0.32%. The total combined management fee for each of the underlying Price funds would have been an annual rate as shown above.


   The portfolio turnover rates for each fund for the years ended 2000, 1999, and 1998, were as follows:


          Fund                 2000            1999             1998
          ----                 ----            ----             ----
Spectrum Growth               11.6%           20.3%            17.9%
Spectrum Income               19.3
Spectrum International
--------------------------------------------------------------------------







   Control of Investment Advisor
   T. Rowe Price Group, Inc., ("Group") owns 100% of the stock of T. Rowe Price
   Associates, Inc., which in turn owns 100% of T. Rowe Price International,
   Inc. Group was formed in 2000 as a holding company for the T. Rowe Price affiliated companies.




 DISTRIBUTOR FOR THE FUNDS
 -------------------------------------------------------------------------------
   Investment Services, a Maryland corporation formed in 1980 as a wholly owned subsidiary of T. Rowe Price, serves as Spectrum Fund's distributor, on behalf of the Income, Growth, and International Funds. Investment Services is
   registered as a broker-dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. The
   offering of Spectrum Fund's shares is continuous.

   Investment Services is located at the same address as the Spectrum Fund and
   T. Rowe Price-100 East Pratt Street, Baltimore, Maryland 21202.

   Investment Services serves as distributor to the Spectrum Fund, on behalf of the Income, Growth, and International Funds, pursuant to an Underwriting
   Agreement ("Underwriting Agreement"), which provides that the fund will pay all fees and expenses in connection with: necessary state filings; preparing, setting in type, printing, and mailing its prospectuses and reports to shareholders; and issuing its shares, including expenses of confirming purchase orders.

   The Underwriting Agreement provides that Investment Services will pay all fees and expenses in connection with: printing and distributing prospectuses and reports for use in offering and selling fund shares; preparing, setting in type, printing, and mailing all sales literature and advertising;
   Investment Services' federal and state registrations as a broker-dealer; and offering and selling shares for each fund, except for those fees and expenses specifically assumed by the fund. Investment Services' expenses are paid by
   T. Rowe Price.

   Investment Services acts as the agent of the Spectrum Fund, on behalf of the Income, Growth, and International Funds, in connection with the sale of the shares for each fund in the various states in which Investment Services is qualified as a broker-dealer. Under the Underwriting Agreement, Investment
   Services accepts orders for each fund's shares at net asset value. No sales charges are paid by investors or the fund.


                                       28



 CUSTODIAN
 -------------------------------------------------------------------------------

   The underlying funds of the Spectrum International Fund have entered into a Custodian Agreement with The Chase Manhattan Bank, London, pursuant to which portfolio securities which are purchased outside the United States are maintained in the custody of various foreign branches of The Chase Manhattan
   Bank and such other custodians, including foreign banks and foreign securities depositories as are approved in accordance with regulations under the 1940 Act. State Street Bank's main office is at 225 Franklin Street,
   Boston, Massachusetts 02110. The address for The Chase Manhattan Bank, London is Woolgate House, Coleman Street, London, EC2P 2HD, England.

   State Street Bank and Trust Company, under an agreement with Spectrum Fund, on behalf of the Income, Growth, and International Funds, is the custodian for the fund's U.S. securities and cash, but it does not participate in the funds' investment decisions. The Bank maintains shares of the Spectrum Funds in the book entry system of such funds' transfer agent, T. Rowe Price
   Services. The domestic underlying funds' portfolio securities purchased in the U.S. are maintained in the custody of the Bank and may be entered into the Federal Reserve Book Entry System, or the security depository system of the Depository Trust Corporation.




 SERVICES BY OUTSIDE PARTIES
 -------------------------------------------------------------------------------

   The shares of some fund shareholders are held in omnibus accounts maintained by various third parties, including retirement plan sponsors, insurance companies, banks and broker-dealers. The fund has adopted an administrative fee payment ("AFP") program that authorizes the fund to make payments to these third parties. The payments are made for transfer agent, recordkeeping, and other administrative services provided by, or on behalf of, the third parties with respect to such shareholders and the omnibus accounts. Under the AFP program, the funds paid the amounts set forth below to various third parties in calendar year 2000.



Blue Chip Growth Fund                  $  766,654
Dividend Growth Fund                       15,995
Equity Income Fund                      1,076,371
Emerging Europe & Mediterranean
Fund                                            -
Emerging Markets Bond                           -
Emerging Markets Stock                          -
European Stock Fund                         9,758
GNMA                                            -
Growth & Income Fund                      579,648
Growth Stock Fund                         138,292
High Yield                                 30,180
International Bond                          1,026
International Discovery Fund              135,639
International Stock Fund                1,932,397
Japan                                       6,267
Latin America Fund                         42,717
New Asia Fund                              61,845
New Era Fund                               30,275
New Income                                 34,085
New Horizons Fund                       1,218,605
Short-Term Bond                               253
-------------------------------------------------------
Summit Cash Reserves                            -
U.S. Treasury Long-Term                    10,185
-------------------------------------------------------






                                       29







 CODE OF ETHICS
 -------------------------------------------------------------------------------

   The fund, its investment adviser (T. Rowe Price), and its principal underwriter (T. Rowe Price Investment Services), have a written Code of
   Ethics which requires persons with access to investment information ("Access
   Persons") to obtain prior clearance before engaging in personal securities transactions. In addition, all Access Persons must report their personal securities transactions within 10 days. Access Persons will not be permitted to effect transactions in a security: if there are pending client orders in the security; the security has been purchased or sold by a client within seven calendar days; the security is being considered for purchase for a client; or the security is subject to internal trading restrictions. In addition, Access Persons are prohibited from profiting from short-term trading (e.g., purchases and sales involving the same security within 60 days). Any person becoming an Access Person must file a statement of personal securities holdings within 10 days of this date. All Access Persons are required to file an annual statement with respect to their personal securities holdings. Any material violation of the Code of Ethics is reported to the Board of the fund. The Board also reviews the administration of the Code of Ethics on an annual basis.




 PRICING OF SECURITIES
 -------------------------------------------------------------------------------

   The securities of the underlying Price funds held by each fund are valued at the closing net asset value per share of each underlying Price fund on the day of valuation. Assets for which the valuation procedures are inappropriate or are deemed not to reflect fair value are stated at fair value as determined in good faith by or under the supervision of the officers of the fund, as authorized by the Board of Directors. For the Growth Fund, short-term money market investments are valued at amortized cost in local currency which, when combined with accrued interest, approximates market value. For the International Fund, short-term debt securities are valued at amortized cost, which approximates fair market value. For the Income Fund, securities with less than one year to maturity are stated at fair value which is determined by using a matrix system that establishes a value for each security based on money market yields. Also, for the International Fund, portfolio securities of the underlying funds may be listed on foreign exchanges that can open on days when the underlying funds do not compute their prices. As a result, the underlying funds', and consequently the Spectrum International Fund's net asset value may be significantly affected by trading on days when shareholders cannot make transactions.

   The Japan Fund, one of the underlying Price funds in which the Spectrum
   International Fund can invest, is not open on certain days when the Spectrum
   International Fund is open. On such days, securities of the Japan Fund held by Spectrum International are valued in accordance with procedures adopted by the Board of Directors. These procedures call for Spectrum International to direct that the NAV for the Japan Fund be calculated in the same manner and using the same system of procedures and controls as are used in the normal daily calculation of the Japan Fund's NAV except that securities are valued at the most recent yen-denominated closing prices in the Japanese market
   (which may be one or more days previous to the valuation rate of Spectrum
   International).




 NET ASSET VALUE PER SHARE
 -------------------------------------------------------------------------------
   The purchase and redemption price of the fund's shares is equal to the fund's net asset value per share or share price. The fund determines its net asset value per share by subtracting its liabilities (including accrued


                                       30



   expenses and dividends payable) from its total assets (the market value of the securities the fund holds plus cash and other assets, including income accrued but not yet received) and dividing the result by the total number of shares outstanding. The net asset value per share of the fund is normally calculated as of the close of trading on the New York Stock Exchange ("NYSE") every day the NYSE is open for trading. The NYSE is closed on the following days: New Year's Day, Dr. Martin Luther King, Jr. Holiday, Presidents' Day,
   Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and
   Christmas Day.


   Determination of net asset value (and the offering, sale, redemption, and repurchase of shares) for the fund may be suspended at times (a) during which the NYSE is closed, other than customary weekend and holiday closings, (b) during which trading on the NYSE is restricted, (c) during which an emergency exists as a result of which disposal by the fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the fund fairly to determine the value of its net assets, or (d) during which a governmental body having jurisdiction over the fund may by order permit such a suspension for the protection of the fund's shareholders; provided that applicable rules and regulations of the SEC (or any succeeding governmental authority) shall govern as to whether the conditions prescribed in (b), (c), or (d) exist.




 DIVIDENDS AND DISTRIBUTIONS
 -------------------------------------------------------------------------------
   Unless you elect otherwise, capital gain distributions, if any, will be reinvested on the reinvestment date using the NAV per share of that date. The reinvestment date may precede the payment date by one day, although the exact timing is subject to change and can be as great as 10 days.

   Unless the separate account elects otherwise, the fourth quarter dividend and capital gain distribution will be reinvested on the reinvestment date using the NAV per share of that date. The reinvestment date normally precedes the payment date by one day, although the exact timing is subject to change and can be as great as 10 days.



 TAX STATUS
 -------------------------------------------------------------------------------
   The fund intends to qualify as a "regulated investment company" under
   Subchapter M of the Code.


   A portion of the dividends paid by the the Growth and Income Funds may be eligible for the dividends-received deduction applicable to corporate shareholders. The dividends of the Spectrum International Fund will not be eligible for this deduction, if, as expected, none of the fund's income consists of dividends paid by U.S. corporations. Long-term capital gain distributions paid from these funds are never eligible for the dividends-received deduction. Long-term capital gain distributions paid from the fund are never eligible for the dividend received deduction. For tax purposes, it does not make any difference whether dividends and capital gain distributions are paid in cash or in additional shares. Each fund must declare dividends by December 31 of each year equal to at least 98% of ordinary income (as of December 31) and capital gains (as of October 31) in order to avoid a federal excise tax and distribute within 12 months 100% of ordinary income and capital gains as of to avoid a federal income tax.


   At the time of your purchase, the fund's net asset value may reflect undistributed income (Growth and International Funds), capital gains or net unrealized appreciation of securities held by the fund. A subsequent distribution to you of such amounts, although constituting a return of your investment, would be taxable as a capital gain distribution. For federal income tax purposes, the fund is permitted to carry forward its net realized capital losses, if any, for eight years and realize net capital gains up to the amount of such losses without being required to pay taxes on, or distribute, such gains.

   If, in any taxable year, the fund should not qualify as a regulated investment company under the code: (i) the fund would be taxed at normal corporate rates on the entire amount of its taxable income, if any, without deduction for dividends or other distributions to shareholders; and (ii) the fund's distributions to the extent


                                       31



   made out of the fund's current or accumulated earnings and profits would be taxable to shareholders as ordinary dividends (regardless of whether they would otherwise have been considered capital gain dividends), and, for Spectrum Income and Spectrum Growth Funds, would qualify for the 70% deduction for dividends received by corporations. However, for Spectrum
   International Fund, the dividends will not be eligible for the 70% deduction for dividends received by corporations, if, as expected, none of the fund's income consists of dividends paid by U.S. corporations.


                        Taxation of Foreign Shareholders

   The Code provides that dividends from net income will be subject to U.S. tax.
   For shareholders who are not engaged in a business in the U.S., this tax would be imposed at the rate of 30% upon the gross amount of the dividends in the absence of a Tax Treaty providing for a reduced rate or exemption from U.S. taxation. Distributions of net long-term capital gains realized by the fund are not subject to tax unless the foreign shareholder is a nonresident alien individual who was physically present in the U.S. during the tax year for more than 182 days.



 YIELD INFORMATION
 -------------------------------------------------------------------------------

                              Spectrum Income Fund

   An income factor is calculated for each security in the portfolio based upon the security's market value at the beginning of the period and yield as determined in conformity with regulations of the SEC. The income factors are then totaled for all securities in the portfolio. Next, expenses of the fund for the period, net of expected reimbursements, are deducted from the income to arrive at net income, which is then converted to a per share amount by dividing net income by the average number of shares outstanding during the period. The net income per share is divided by the net asset value on the last day of the period to produce a monthly yield which is then annualized.
   If applicable, a taxable-equivalent yield is calculated by dividing this yield by one minus the effective federal, state, and/or city or local income tax rates. Quoted yield factors are for comparison purposes only, and are not intended to indicate future performance or forecast the dividend per share of the fund.


   The yield of the fund calculated under the above-described method for the month ended December 31, 2000, was 7.15%.




 INVESTMENT PERFORMANCE
 -------------------------------------------------------------------------------

                            Total Return Performance

   The fund's calculation of total return performance includes the reinvestment of all capital gain distributions and income dividends for the period or periods indicated, without regard to tax consequences to a shareholder in the fund. Total return is calculated as the percentage change between the beginning value of a static account in the fund and the ending value of that account measured by the then current net asset value, including all shares acquired through reinvestment of income and capital gain dividends. The results shown are historical and should not be considered indicative of the future performance of the fund. Each average annual compound rate of return is derived from the cumulative performance of the fund over the time period specified. The annual compound rate of return for the fund over any other period of time will vary from the average.


                                       32





                  Cumulative Performance Percentage Change
                           1 Yr.     5 Yrs.   10 Yrs.    % Since    Inception
                           -----     ------   -------    -------    ---------
                           Ended     Ended     Ended    Inception      Date
-------------------------- -----     -----     -----    ---------      ----
                          12/31/00  12/31/00  12/31/00  12/31/00
                          --------  --------  --------  --------
                          -----------------------------------------------------
Spectrum Growth Fund      -0.11     94.65       332.18  288.60       06/29/90
Spectrum Income Fund      7.40      38.58       135.25  141.50       06/29/90
Spectrum International    -14.71        -         -     36.81        12/31/96
Fund
-------------------------------------------------------------------------------









                   Average Annual Compound Rates of Return
                           1 Yr.     5 Yrs.   10 Yrs.    % Since    Inception
                           -----     ------   -------    -------    ---------
                           Ended     Ended     Ended    Inception      Date
-------------------------- -----     -----     -----    ---------      ----
                          12/31/00  12/31/00  12/31/00  12/31/00
                          --------  --------  --------  --------
                          -----------------------------------------------------
Spectrum Growth Fund      -0.11     14.25        15.76  13.79        06/29/90
Spectrum Income Fund      7.40      6.74          8.93  8.76         06/29/90
Spectrum International    -14.71        -         -     8.15         12/31/96
Fund
-------------------------------------------------------------------------------






                         Outside Sources of Information


   From time to time, in reports and promotional literature: (1) the fund's total return performance, ranking, or any other measure of the fund's performance may be compared to any one or combination of the following: (a) a broad-based index, (b) other groups of mutual funds, including T. Rowe Price funds, tracked by independent research firm's ranking entities, or financial publications; (c) indices of securities comparable to those in which the fund invests; (2) the Consumer Price Index (or any other measure for inflation, government statistics, such as GNP may be used to illustrate investment attributes of the fund or the general economic, business, investment, or financial environment in which the fund operates; (3) various financial, economic, and market statistics developed by brokers, dealers, and other persons may be used to illustrate aspects of the fund's performance; (4) the effect of tax-deferred compounding on the fund's investment returns, or on returns in general in both qualified and nonqualified retirement plans or any other tax advantage product, may be illustrated by graphs, charts, etc.; and
   (5) the sectors or industries in which the fund invests may be compared to relevant indices or surveys in order to evaluate the fund's historical performance or current or potential value with respect to the particular industry or sector.



                               Other Publications

   From time to time, in newsletters and other publications issued by Investment
   Services, T. Rowe Price mutual fund portfolio managers may discuss economic, financial, and political developments in the U.S. and abroad and how these conditions have affected or may affect securities prices or the fund;
   individual securities within the fund's portfolio; and their philosophy regarding the selection of individual stocks, including why specific stocks have been added, removed, or excluded from the fund's portfolio.


                           Other Features and Benefits

   The fund is a member of the T. Rowe Price family of funds and may help investors achieve various long-term investment goals, which include, but are not limited to, investing money for retirement, saving for a down payment on a home, or paying college costs. To explain how the fund could be used to assist investors in planning for these goals and to illustrate basic principles of investing, various worksheets and guides prepared by T. Rowe
   Price and/or Investment Services may be made available.


                             Redemptions in Kind


   The fund has filed a notice of election under Rule 18f-1 of the 1940 Act.
   This permits the fund to effect redemptions in kind and in cash as set forth in its prospectus.


                                       33



   In the unlikely event a shareholder were to receive an in kind redemption of portfolio securities of the fund, it would be the responsibility of the shareholder to dispose of the securities. The shareholder would be at risk that the value of the securities would decline prior to their sale, that it would be difficult to sell the securities and that brokerage fees could be incurred.


                     Issuance of Fund Shares for Securities

   Transactions involving issuance of fund shares for securities or assets other than cash will be limited to (1) bona fide reorganizations; (2) statutory mergers; or (3) other acquisitions of portfolio securities that: (a) meet the investment objective and policies of the fund; (b) are acquired for investment and not for resale except in accordance with applicable law; (c) have a value that is readily ascertainable via listing on or trading in a recognized United States or international exchange or market; and (d) are not illiquid.



 CAPITAL STOCK
 -------------------------------------------------------------------------------
   The Articles of Incorporation of Spectrum Fund currently establish three series (i.e., the Income Fund, the Growth Fund, and the International Fund),
   each of which represents a separate class of the Corporation's shares and has different objectives and investment policies. The Articles of Incorporation also provide that the Board of Directors may issue additional series of shares. Each share of each fund represents an equal proportionate share in that fund, with each other share, and is entitled to such dividends and distributions of income belonging to that fund as are declared by the
   Directors. In the event of the liquidation of a fund, each share is entitled to a pro rata share of the net assets of that fund.

   The fund's Charter authorizes the Board of Directors to classify and reclassify any and all shares which are then unissued, including unissued shares of capital stock into any number of classes or series, each class or series consisting of such number of shares and having such designations, such powers, preferences, rights, qualifications, limitations, and restrictions, as shall be determined by the Board subject to the 1940 Act and other applicable law. The shares of any such additional classes or series might therefore differ from the shares of the present class and series of capital stock and from each other as to preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption, subject to applicable law, and might thus be superior or inferior to the capital stock or to other classes or series in various characteristics. The Board of Directors may increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the fund has authorized to issue without shareholder approval.


   Except to the extent that the fund's Board of Directors might provide by resolution that holders of shares of a particular class are entitled to vote as a class on specified matters presented for a vote of the holders of all shares entitled to vote on such matters, there would be no right of class vote unless and to the extent that such a right might be construed to exist under Maryland law. The Charter contains no provision entitling the holders of the present class of capital stock to a vote as a class on any matter.
   Accordingly, the preferences, rights, and other characteristics attaching to any class of shares, including the present class of capital stock, might be altered or eliminated, or the class might be combined with another class or classes, by action approved by the vote of the holders of a majority of all the shares of all classes entitled to be voted on the proposal, without any additional right to vote as a class by the holders of the capital stock or of another affected class or classes.

   Shareholders are entitled to one vote for each full share held (and fractional votes for fractional shares held) and will vote in the election of or removal of directors (to the extent hereinafter provided) and on other matters submitted to the vote of shareholders. There will normally be no meetings of shareholders for the purpose of electing directors unless and until such time as less than a majority of the directors holding office have been elected by shareholders, at which time the directors then in office will call a shareholders' meeting for the election of directors. Except as set forth above, the directors shall continue to hold office and may appoint successor directors. Voting rights are not cumulative, so that the holders of more than 50% of the shares voting in the election of directors can, if they choose to do so, elect all the directors of the fund, in



                                       34




   which event the holders of the remaining shares will be unable to elect any person as a director. As set forth in the By-Laws of the fund, a special meeting of shareholders of the fund shall be called by the Secretary of the fund on the written request of shareholders entitled to cast at least 10% of all the votes of the fund entitled to be cast at such meeting. Shareholders requesting such a meeting must pay to the fund the reasonably estimated costs of preparing and mailing the notice of the meeting. The fund, however, will otherwise assist the shareholders seeking to hold the special meeting in communicating to the other shareholders of the fund to the extent required by
   Section 16(c) of the 1940 Act.




 FEDERAL REGISTRATION OF SHARES
 -------------------------------------------------------------------------------
   The fund's shares are registered for sale under the 1933 Act. Registration of the fund's shares is not required under any state law, but the fund is required to make certain filings with and pay fees to the states in order to sell its shares in the states.



 LEGAL COUNSEL
 -------------------------------------------------------------------------------
   Swidler Berlin Shereff Friedman, LLP, whose address is The Chrysler Building,
   405 Lexington Avenue, New York, New York 10174, is legal counsel to the fund.



 INDEPENDENT ACCOUNTANTS
 -------------------------------------------------------------------------------

   PricewaterhouseCoopers LLP, 250 West Pratt Street, 21st Floor, Baltimore,
   Maryland 21201, are the independent accountants to the fund.

   The financial statements of the funds listed below for the period ended
   December 31, 2000, and the report of independent accountants are included in the fund's Annual Report for the period ended December 31, 2000. A copy of the Annual Report accompanies this Statement of Additional Information. The following financial statements and the report of independent accountants appearing in the Annual Report for the period ended December 31, 2000, are incorporated into this Statement of Additional Information by reference:




                          ANNUAL REPORT REFERENCES:
                                                       SPECTRUM    SPECTRUM
                                                       GROWTH      INCOME
                                                       ------      ------
Financial Highlights                                       16          17
Statement of Net Assets, December 31, 2000                 19          20
Statement of Operations, year ended December 31, 2000      22          22
Statement of Changes in Net Assets, years ended
December 31, 2000 and December 31, 1999                    23          24
Notes to Financial Statements, December 31, 2000         26-28       26-28
Report of Independent Accountants                          29          29







                                       35





                                                           SPECTRUM
                                                           INTERNATIONAL
                                                           -------------
Financial Highlights                                            18
Statement of Net Assets, December 31, 2000                      21
Statement of Operations, year ended December 31, 2000           22
Statement of Changes in Net Assets, years ended December
31, 2000 and December 31, 1999                                  25
Notes to Financial Statements, December 31, 2000               26-28
Report of Independent Accountants                               29







                                       36

